UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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BSQUARE CORPORATION

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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BSQUARE CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 13, 2017

TO THE SHAREHOLDERS:

Notice is hereby given that the 2017 Annual Meeting of Shareholders of BSQUARE Corporation, a Washington corporation (the “Company”), will be held on Tuesday, June 13, 2017 at 10:00 a.m., local time, at our offices at 110 110th Avenue NE, Suite 300, Bellevue, Washington 98004, for the following purposes:

1.	To elect Robert J. Chamberlain and Andrew S. G. Harries as Class II Directors to serve for the ensuing three years and until their successors are duly elected and qualified;
2.	To conduct an advisory vote on executive compensation;
3.	To approve an amendment to the Company’s Fourth Amended and Restated Stock Plan;
4.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and
5.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 13, 2017 as the record date for the determination of shareholders entitled to vote at this meeting. Only shareholders of record at the close of business on April 13, 2017 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

All shareholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has previously returned a proxy.

By Order of the Board of Directors

Peter J. Biere

Chief Financial Officer, Secretary and Treasurer

Bellevue, Washington

April 28, 2017

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 13, 2017: The proxy statement and annual report to shareholders are available at www.bsquare.com/proxy.

BSQUARE CORPORATION

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is solicited by the Board of Directors of BSQUARE Corporation, a Washington corporation, for use at the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, June 13, 2017 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at our principal executive offices at 110 110th Avenue NE, Suite 300, Bellevue, Washington 98004. Our telephone number at our principal executive offices is (425) 519-5900. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to BSQUARE Corporation.

These proxy solicitation materials were first mailed on or about May 1, 2017 to all shareholders entitled to vote at the Annual Meeting.

Record Date and Outstanding Shares

Only shareholders of record at the close of business on April 13, 2017 (the “record date”) are entitled to receive notice of and to vote at the Annual Meeting. Our only outstanding voting securities are shares of common stock, no par value. As of the record date, 12,569,043 shares of our common stock were issued and outstanding, held by 116 shareholders of record.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by delivering to our Secretary, at the address referenced above, a written instrument revoking the proxy or delivering a duly executed proxy bearing a later date (in either case no later than the close of business on June 12, 2017) or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each holder of common stock is entitled to one vote for each share held.

This solicitation of proxies is made by our Board of Directors, and all related costs will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers or administrative employees without the payment of any additional consideration. Solicitation of proxies may be made by mail, by telephone, by email, in person or otherwise.

Shareholders of Record and “Street Name” Holders

Where shares are registered directly in the holder’s name, that holder is the shareholder of record with respect to those shares. If shares are held by an intermediary, meaning in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered the shareholder of record as to those shares. Those shares are said to be held in “street name” on behalf of the beneficial owner of the shares. Street name holders generally cannot directly vote their shares, and must instead instruct the broker or other nominee how to vote their shares using the voting instruction form provided by that broker or other nominee. Many brokers also offer the option of giving voting instructions over the internet or by telephone. Instructions for giving your vote as a street-name holder are provided on your voting instruction form.

Quorum; Abstentions; Broker Non-Votes

At the Annual Meeting, an inspector of elections will determine the presence of a quorum and tabulate the results of the voting by shareholders. A quorum exists when holders of a majority of the total number of outstanding shares of common stock that are entitled to vote at the Annual Meeting are present at the Annual Meeting in person or by proxy. A quorum is necessary for the transaction of business at the Annual Meeting.

Broker non-votes can occur as to shares held in street name. Under the current rules that govern brokers and other nominee holders of record, if you do not give instructions to your broker or other nominee, it will be able to vote your shares only with respect to proposals for which it has discretionary voting authority. A “broker non-vote” occurs when a broker or other nominee submits a proxy for the Annual Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal, and has not received instructions from the beneficial owner.

The election of directors (Proposal No. 1), the advisory vote on the compensation of our named executive officers (Proposal No. 2) and the amendment to the Company’s Fourth Amended and Restated Stock Plan (Proposal No. 3) are proposals for which brokers do not have discretionary voting authority. If you do not instruct your broker how to vote on these proposals, your broker will not vote on them and those non-votes will be counted as broker non-votes. The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm (Proposal No. 4) is considered discretionary and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you, as long as it holds your shares in its name.

Abstentions and broker non-votes are treated as shares present for determining whether there is a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are not counted for determining the number of votes cast, and therefore will not affect the outcome of the vote on any of the proposals in this proxy statement.

Required Votes and Voting

Assuming that a quorum is present at the Annual Meeting, the following votes will be required:

•

With regard to Proposal No. 1, the two nominees for election to the Board of Directors who receive the greatest number of votes cast “for” the election of the directors by the shares present, in person or by proxy, will be elected to the Board of Directors. Shareholders are not entitled to cumulate votes in the election of directors.

•	With regard to Proposals Nos. 2, 3 and 4, approval of each of the proposals requires that the votes cast in favor of the proposal exceed the votes cast against it.

All shares entitled to vote and represented by properly executed, unrevoked proxies received before the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions given on those proxies. If no instructions are given on a properly executed proxy, the shares represented by that proxy will be voted as follows:

FOR the director nominees named in Proposal No. 1 of this proxy statement;

FOR Proposal No. 2, to approve the compensation of our named executive officers as disclosed in this proxy statement;

FOR Proposal No. 3, to approve the amendment to the Company’s Fourth Amended and Restated Stock Plan; and

FOR Proposal No. 4, to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm.

If any other matters are properly presented for consideration at the Annual Meeting, which may include, for example, a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters as they deem advisable. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Deadlines for Receipt of Shareholder Proposals

Shareholder proposals may be included in our proxy statement and form of proxy for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding the inclusion of shareholder proposals in company-sponsored proxy materials. We currently anticipate holding our 2018 annual meeting of shareholders in June 2018, although the Board may decide to schedule the meeting for a different date. For a shareholder proposal to be considered pursuant to Rule 14a-8 for inclusion in our proxy statement and form of proxy for the annual meeting to be held in 2018, we must receive the proposal at our principal executive offices, addressed to our Secretary, no later than January 1, 2018. Submitting a shareholder proposal does not guarantee that it will be included in our proxy statement and form of proxy.

In addition, a shareholder proposal that is not intended for inclusion in our proxy statement and form of proxy under Rule 14a-8 (including director nominations) shall be considered “timely” within the provisions of our Bylaws and may be brought before the 2018 annual meeting of shareholders provided that we receive information and notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to our Secretary at our principal executive offices, no later than March 15, 2018. A copy of the full text of our Bylaws may be obtained by writing to our Secretary at our principal executive offices.

We strongly encourage any shareholder interested in submitting a proposal to contact our Secretary in advance of these deadlines to discuss any proposal he or she is considering, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. All notices of shareholder proposals, whether or not intended to be included in our proxy materials, should be in writing and sent to our principal executive offices, located at: BSQUARE Corporation, 110 110th Avenue NE, Suite 300, Bellevue, Washington 98004, Attention: Secretary.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Articles of Incorporation provide that the Board of Directors has seven seats. One seat is currently vacant. The Governance and Nominating Committee and the Board of Directors have decided to leave the open director position vacant at this time until a qualified candidate has been identified.

The Board of Directors is currently divided into three classes, with each class having a three-year term. A director serves in office until his or her respective successor is duly elected and qualified, unless the director is removed, resigns or, by reason of death or other cause, is unable to serve in the capacity of director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Set forth below is certain information furnished to us by the director nominees and by each of the incumbent directors whose terms will continue following the Annual Meeting. There are no family relationships among any of our directors or officers.

Nominees for Director

Two Class II directors are to be elected at the Annual Meeting for a three-year term ending in 2020. The Governance and Nominating Committee of the Board of Directors has nominated Robert J. Chamberlain and Andrew S. G. Harries for election as Class II directors. Mr. Chamberlain has been a director since August 2015 and Mr. Harries has been a director since November 2012.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of Robert J. Chamberlain and Andrew S. G. Harries to the Board of Directors. Each of Messrs. Chamberlain and Harries have indicated that they will serve if elected. We do not anticipate that either Mr. Chamberlain or Mr. Harries will be unable or unwilling to stand for election, but if that occurs, all proxies received may be voted by the proxy holders for another person nominated by the Governance and Nominating Committee. As there are two nominees, proxies may be voted for up to two persons.

Vote Required for Election of Directors

If a quorum is present, the nominees for election to the Board of Directors receiving the greatest number of votes cast “for” the election of the directors by the shares present, in person or by proxy, will be elected to the Board of Directors.

Nominees and Continuing Directors

The names and certain information as of the record date about the nominees and each director continuing in office after the Annual Meeting are set forth below.

Name of Director Nominees	Age	Position	Director Since	Term Expires
Robert J. Chamberlain	63	Director	2015	2017 (Class II)
Andrew S.G. Harries	55	Chairman of the Board	2012	2017 (Class II)

Name of Continuing Directors	Age	Position	Director Since	Term Expires
Jerry D. Chase	57	Director; President and	2013	2018 (Class III)
		Chief Executive Officer
Mary Jesse	52	Director	2016	2019 (Class I)
William D. Savoy	52	Director	2004	2018 (Class III)
Kendra A. VanderMeulen	65	Director	2005	2019 (Class I)

Robert J. Chamberlain has been a director since August 2015. From August 2014 to April 2016, Mr. Chamberlain served as the Chief Financial Officer for Big Fish Games Incorporated, a leading provider of casual games, which was acquired by Churchill Downs, Inc. in December 2014. From February 2013 to August 2014, Mr. Chamberlain served as the senior vice president and Chief Financial Officer for Audience Science Incorporated, a leading provider of enterprise advertising management systems. Prior to that, from 2009 to August 2011, Mr. Chamberlain was senior vice president and Chief Financial Officer of PopCap Games Incorporated, another provider of casual gaming that was acquired by Electronic Arts, Inc. From 2006 to 2009, Mr. Chamberlain served as Chief Financial Officer for WatchGuard Technologies Incorporated, a private global provider of firewall and unified threat management appliances. He has also served as Chief Financial Officer of other technology companies in the Seattle area including F5 Networks, Onyx Software Corp. (acquired by Consona Corporation) and Photodisc (acquired by Getty Images, Inc.). Earlier in his career, Mr. Chamberlain was an audit partner in the Seattle office of KPMG where he served middle market public and private companies. Mr. Chamberlain has a BS in Business Administration-Accounting from California State University Northridge. His career at KPMG and as a Chief Financial Officer gives him the requisite experience to qualify as an “audit committee financial expert” having “financial sophistication” for audit committee purposes. The Board of Directors has concluded that Mr. Chamberlain should serve as a director because he brings to our Board of Directors substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing publicly traded companies, and a deep understanding of accounting principles and financial reporting rules and regulations. He also brings professional service expertise, technology industry experience, and sales and marketing experience at KPMG.

Andrew S. G. Harries has been a director since November 2012 and has served as the Chairman of the Board since July 2013. Mr. Harries is an active business advisor and corporate director and was appointed the inaugural Tom Foord Professor of Practice in Entrepreneurship and Innovation at Simon Fraser University’s Beedie School of Business in May 2016. Mr. Harries was a co-founder of Sierra Wireless (NASDAQ: SWIR), a NASDAQ-listed wireless Internet of Things systems vendor, from 1993 to 2004, and previously served as Sierra’s Senior Vice President of Sales, Marketing and Operations. Subsequently, Mr. Harries co-founded Zeugma Systems Inc. where he served as the President and Chief Executive Officer from 2004 until Tellabs Inc. acquired substantially all of Zeugma in 2010. He chaired the board of directors of Contractually, an online contracts management company, from January 2014 until its acquisition by Coupa Software in December 2015. He currently serves on the board and is the past-chair of Science World British Columbia. Mr. Harries served as an advisor to Mojio, an open platform for connected cars, from November 2014 to March 2016, and currently serves as a strategic advisor to General Fusion, a developer of fusion energy, a position he has held since December 2012. Prior to co-founding Sierra Wireless, Mr. Harries held a variety of positions at Motorola Inc. He holds an MBA from Simon Fraser University. The Board of Directors has concluded that Mr. Harries should serve as a director because of his embedded technology industry expertise and extensive management and sales and marketing experience. He also has experience as a public company board member.

Jerry D. Chase has been a director since July 2013. He served as our Interim Chief Executive Officer from September 2013 to February 2014, and has been our President and Chief Executive Officer since February 2014. From February 2008 to June 2011, Mr. Chase served as Chief Executive Officer and director of Lantronix (LTRX), a publicly traded provider of secure software, and embedded and external hardware solutions. From September 2004 to July 2007, Mr. Chase served as Chief Executive Officer and director of Terayon (TERN), a publicly traded cable, satellite and telecom supplier of digital video networking applications. Prior to serving as the Chief Executive Officer of Terayon, Mr. Chase was Chairman and Chief Executive Officer of Thales Broadcast & Multimedia (TBM), a supplier of transmission, digital video and test equipment to television and radio broadcast and telecom broadband markets based in Paris, France. Earlier in his career, Mr. Chase was General Manager of Magnitude Compression Systems at General Instrument, Inc. and Vice President, Systems Engineering & Program Management at Scientific Atlanta. Mr. Chase is a former United States Marine Corps Officer. Mr. Chase has an M.B.A. from Harvard Graduate School of Business Administration and a B.S. in Business Administration, Magna Cum Laude from East Carolina University. Mr. Chase currently serves as a board member of East Carolina University’s BB&T Center for Leadership Development. The Board of Directors has concluded that Mr. Chase should serve as a director because of his broad and significant experience in the technology industry, including as the chief executive officer of several software and hardware technology companies. As our President and Chief Executive Officer, Mr. Chase has first-hand knowledge of our business and provides valuable insight with respect to our operations and strategic opportunities. In addition, he also has experience as a public company board member, and has significant turnaround management experience.

Mary Jesse has been a director since August 2016. Ms. Jesse is a technology executive, strategist, inventor and pioneer in the wireless, virtual reality and product development arenas. Since 2003, she has been the managing partner of Hexagon Blue, a technology and business consulting company providing services to a wide variety of organizations. Since September 2015, she has served as Chief Strategy Officer for VRstudios, a global virtual reality company based in Bellevue, Washington. From 2007 to October 2014, she was the founder and CEO of Ivycorp, an enterprise messaging technology company. Prior to that, she served as the co-founder and Chief Technology Officer of RadioFrame Networks; Vice President of Strategic Technology for McCaw Cellular Communications, Inc.; and Vice President of Technology Development for AT&T Wireless. A licensed professional engineer, Ms. Jesse holds a BS in electrical engineering from the University of Utah and an MS in electrical engineering from Santa Clara University, in addition to having authored more than a dozen patents. She currently serves on the Advisory Board of the University of Washington - Bothell School of Science, Technology, Engineering and Mathematics (STEM) and on the Bellevue, Washington Chamber of Commerce Board of Directors in addition to serving as an advisor to startup companies. Ms. Jesse volunteers her time to support STEM education, promote documentary films and mentor women in business. The Board of Directors has concluded that Ms. Jesse should serve as a director because of her extensive technology product development experience and work with a wide range of emerging businesses.

William D. Savoy has been a director since May 2004. Mr. Savoy currently provides consulting services in a variety of different industries. Between 2004 and 2007, Mr. Savoy consulted with The Muckleshoot Indian Tribe on investment-related matters, strategic planning and economic development. Mr. Savoy served as a consultant for Vulcan Inc., an investment entity that manages the personal financial activities of Paul Allen, from September 2003 to December 2005. Vulcan Inc. resulted from the consolidation in 2000 of Vulcan Ventures Inc., a venture capital fund, and Vulcan Northwest. Mr. Savoy served in various capacities at Vulcan Inc. and its predecessors from 1988 to September 2003, most recently as President of the portfolio and asset management division, managing Vulcan’s commercial real estate, hedge fund, treasury and other financial activities, and as President of both Vulcan Northwest and Vulcan Ventures. Mr. Savoy served as President and Chief Executive Officer of Layered, Inc., a software company, from June 1989 until its sale in June 1990 and as its Chief Financial Officer from August 1988 to June 1989. Mr. Savoy received a B.S. in computer science, accounting and finance from Atlantic Union College. Mr. Savoy has financial expertise, industry experience with portfolio companies, experience managing product development, and mergers and acquisitions experience. He has also held board positions with other publicly traded companies, including Drugstore.com from 1999 through its acquisition in 2011. The Board of Directors has concluded that Mr. Savoy should serve as a director because his experience as a chief executive officer, and in various other executive roles, has provided him with broad leadership and executive experience, which contributes operational knowledge and strategic planning skills, along with knowledge important to our corporate development and any mergers and acquisitions activities.

Kendra A. VanderMeulen has been a director since March 2005. Ms. VanderMeulen is currently the President of the National Christian Foundation, Seattle, a position she has held since 2007, where she has also been a director since 2015. She served as Executive Vice President, Mobile at InfoSpace from May 2003 to December 2004, and is an active board member or advisor to a variety of privately held companies in the wireless Internet arena, including INRIX, Inc. Ms. VanderMeulen joined AT&T Wireless (formerly McCaw Cellular Communications) in 1994 to lead the formation of the wireless data division. Prior to McCaw Cellular Communications, Ms. VanderMeulen served as Chief Operating Officer and President of the Communications Systems Group of Cincinnati Bell Information Systems (now Convergys). She also held a variety of business and technical management positions at AT&T in the fields of software development, voice processing, and signaling systems. Ms. VanderMeulen received a B.S. in mathematics from Marietta College and an M.S. in computer science from Ohio State University. She is the recipient of the 1999 Catherine B. Cleary award as the outstanding woman leader of AT&T. Ms. VanderMeulen has broad industry experience both in management and as a board member. She also brings experience in managing product development, sales and marketing efforts, mergers and acquisitions, and directly managing engineering efforts. The Board of Directors has concluded that Ms. VanderMeulen should serve as a director because of her experience in and deep understanding of the wireless Internet industry, because her experience at AT&T has provided her with broad leadership and executive abilities, and because her outside board experience as director of other technology companies enables her to provide essential strategic and corporate governance leadership to our management team and Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF MESSRS. CHAMBERLAIN AND HARRIES TO THE BOARD OF DIRECTORS.

Executive Officers

The names and certain information about our executive officers as of the record date are set forth below:

Name	Age	Position
Jerry D. Chase	57	President and Chief Executive Officer, Director
Peter J. Biere	60	Chief Financial Officer, Secretary and Treasurer
Scott B. Caldwell	49	Vice President, Worldwide Sales
Giles Frith	41	Vice President, Customer Solutions
David Wagstaff	55	Chief Technology Officer
Kevin T. Walsh	59	Vice President, Marketing

Mr. Chase’s biographical details are set out under the heading “Nominee and Continuing Directors.”

Peter J. Biere joined us in December 2016 as Chief Financial Officer, Secretary and Treasurer. Prior to joining Bsquare, from February 2013 to December 2016, Mr. Biere served as Chief Financial Officer of DreamBox Learning, a cloud-based provider of personalized math instruction. From July 2012 to February 2013, Mr. Biere served as a Partner in NextLevel, an executive services advisory firm. From August 2010 through April 2012, Mr. Biere served as Chief Financial Officer of Global Scholar, an enterprise software platform provider, until its acquisition in January 2011 and then in various financial management positions post-acquisition. Prior to 2010, Mr. Biere was employed by several public and private companies in senior financial management positions. Mr. Biere received Bachelor of Arts and Masters in Accounting degrees from the University of Iowa and received his CPA license in 1983.

Scott B. Caldwell joined us in 2005 and currently serves as Vice President, Worldwide Sales. In this role, Mr. Caldwell has responsibility for global sales of software and services to original equipment manufacturers (“OEMs”), including solutions focused on IoT business requirements. Prior to joining us, Mr. Caldwell led the first international sales expansion at Sierra Wireless, where he established wireless operator, OEM, and distribution partnerships in South America, Europe and Asia for that company’s wireless modems. Other roles included Director of Business Development for Action Engine, where Mr. Caldwell established wireless operator and handset OEM relationships. Mr. Caldwell holds a Bachelor of Business Administration from Simon Fraser University in Burnaby, British Columbia.

Giles Frith joined us in September 2016 as Vice President of Customer Solutions. Mr. Frith is responsible for managing our professional engineering services business, including DataV implementation services, support and customer success. Prior to joining Bsquare, from August 2014 to September 2016, Mr. Frith was Vice President of Customer Operations and Success at Blue Box Group, Inc. (acquired by IBM), and from July 2012 to August 2014 was Vice President of Services and Customer Success at Tier 3 Inc. (acquired by CenturyLink Technology Solutions). Prior to that, Mr. Frith worked at Accenture from 1999 to July 2012 managing a variety of technology programs across different industries. Mr. Frith received a Bachelor of Science in Industrial Engineering with a minor in Management Information Systems from Pennsylvania State University.

David Wagstaff joined us in 2013 and currently serves as our Chief Technology Officer. In this role, Mr. Wagstaff oversees a comprehensive and integrated strategy for all of our products including DataV, our Internet of Things offerings. Mr. Wagstaff served as Chief Architect, Advanced Solutions at Lantronix (NASDAQ: LTRX) from 2008 to October 2013. From 1980 to 2008, Mr. Wagstaff held a number of senior and strategic technology positions including Director of Engineering at Lantronix, Director of Software Development at Open Text, Inc. and Software Development Manager at both Gauss Interprise, Inc. and Diebold.

Kevin T. Walsh joined us in July 2015 as Vice President of Marketing. Mr. Walsh manages all aspects of marketing including product and partner strategy as well as marketing communications and public relations. Prior to joining Bsquare, from August 2013 to July 2015, Mr. Walsh was Vice President of Marketing at Siaras, a cloud software startup. From October 2010 to August 2013, Mr. Walsh served as Vice President of Digital Marketing at Cyan (purchased by Ciena (NASDAQ: CIEN)). Earlier in his career, Mr. Walsh held executive marketing positions at Zeugma Systems, Calix (NYSE: CALX), Irvine Networks, Accelerated Networks (purchased by Calix) and Xylan (purchased by Alcatel Lucent). Mr. Walsh received an MBA from Pepperdine University and a Bachelor of Science in Computer Science from the University of California, Irvine.

CORPORATE GOVERNANCE

Board of Directors Leadership Structure

The Board of Directors has adopted a structure under which the Chairman of the Board is an independent director. We believe that having a Chairman independent of management provides effective leadership for the Board of Directors and helps ensure critical and independent thinking with respect to our strategy and performance. In addition, the Board believes this governance structure promotes balance between the Board's independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis. Moreover, the current separation of the Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on operating and managing us and leverage the experience and perspectives of the Chairman. Our Chief Executive Officer has generally also been a member of the Board of Directors, as the sole management representative on the Board of Directors. Mr. Chase is a director as well as our President and Chief Executive Officer. We believe it is important to enable our Chief Executive Officer to provide information and insight about us directly to the directors in their deliberations. Our Board of Directors believes that separating the Chief Executive Officer and Chairman of the Board roles and also having the Chairman of the Board role represented by an independent director is the appropriate leadership structure for us at this time and demonstrates our commitment to effective corporate governance.

Our Chairman of the Board is responsible for the effective functioning of our Board of Directors, enhancing its efficacy by guiding Board of Directors processes and presiding at Board of Directors meetings and executive sessions of the independent directors. Our Chairman presides at shareholder meetings and ensures that directors receive appropriate information from our management to fulfill their responsibilities. Our Chairman also acts as a liaison between our Board of Directors and executive management, promoting clear and open communication between management and the Board of Directors.

Board of Directors Role in Risk Oversight

Our Board of Directors has responsibility for the oversight of risk management. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on us and the steps we take to manage them. While our Board is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Audit Committee focuses on financial, accounting and investment risks. Our Governance and Nominating Committee focuses on the management of risks associated with Board organization, membership, structure and corporate governance. In addition, our Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and related to succession planning for our executive officers. Finally, in February 2017 the Board established an ad hoc Risk Management Committee, comprised of Ms. Jesse (Committee Chair) and Messrs. Chamberlain and Savoy, to assist the Board to oversee and approve company-wide risk management practices.

Board of Directors Independence

The Board of Directors has determined, after consideration of all relevant factors, that each of Messrs. Chamberlain, Harries and Savoy and Mses. Jesse and VanderMeulen, constituting a majority of our Board of Directors, qualifies as an “independent” director as defined under applicable rules of The NASDAQ Stock Market LLC (“NASDAQ”) and that none of such directors has any relationship with us that would interfere with the exercise of their independent business judgment.

Standing Committees and Attendance

The Board of Directors held seven meetings during 2016. All directors attended more than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he or she has been a director or committee member during 2016.

The Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Information about these standing committees and committee meetings is set forth below.

Audit Committee

The Audit Committee is currently comprised of Messrs. Chamberlain (Committee Chair), Harries and Savoy. The Board of Directors has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” director under applicable SEC and NASDAQ rules. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows. Further, no member of the Audit Committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years. The Board of Directors has designated Mr. Chamberlain as an “audit committee financial expert” as defined under applicable SEC rules and has determined that Mr. Chamberlain possesses the requisite “financial sophistication” under applicable NASDAQ rules.

The Audit Committee is responsible for overseeing our independent auditors, including their selection, retention and compensation, reviewing and approving the scope of audit and other services by our independent auditors, reviewing the accounting policies, judgments and assumptions used in the preparation of our financial statements and reviewing the results of our audits. The Audit Committee is also responsible for reviewing the adequacy and effectiveness of our internal controls and procedures, including risk management, establishing procedures regarding complaints concerning accounting or auditing matters, reviewing and, if appropriate, approving related-party transactions, reviewing compliance with our Code of Business Conduct and Ethics, and reviewing our investment policy and compliance therewith. The Audit Committee held four meetings during 2016.

The Audit Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed by the committee on an annual basis and the Board of Directors as appropriate. A current copy of the Audit Committee charter is available on our website at www.bsquare.com under the “Company” tab, on the Corporate Governance page under Management and Corporate Governance - Board Committees.

Compensation Committee

The Compensation Committee currently consists of Messrs. Savoy (Committee Chair), Chamberlain and Harries and Ms. VanderMeulen. The Board of Directors has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” and “non-employee” director under applicable NASDAQ and SEC rules and qualifies as an “outside director” pursuant to the Internal Revenue Code and the regulations promulgated thereunder. The Compensation Committee makes recommendations to the Board of Directors regarding our general compensation policies as well as the compensation plans and specific compensation levels for its executive officers. The Compensation Committee held three meetings during 2016.

The Compensation Committee has a number of functions and responsibilities as delineated in its written charter, which is reviewed by the committee on an annual basis and by the Board of Directors as appropriate. A current copy of the Compensation Committee charter is available on our website at www.bsquare.com under the “Company” tab, on the Corporate Governance page under Management and Corporate Governance - Board Committees.

One of the primary responsibilities of the Compensation Committee is to oversee, and make recommendations to the Board of Directors for its approval of, the compensation programs and performance of our executive officers, which includes the following activities:

•	Establishing the objectives and philosophy of the executive compensation programs;
•	Designing and implementing the compensation programs;
•	Evaluating the performance of executives relative to their attainment of goals under the programs and reporting to the Board of Directors such evaluation information;
•	Evaluating our succession plan for the Chief Executive Officer;
•	Calculating and establishing payouts and awards under the programs as well as discretionary payouts and awards;
•	Reviewing base salary levels and equity ownership of the executives; and
•	Engaging consultants from time to time, as appropriate, to assist with program design, benchmarking, etc.

Additional information regarding the roles, responsibilities, scope and authority of the Compensation Committee, as well as the extent to which the Committee may delegate its authority, the role that our executive officers serve in recommending compensation and the role of compensation consultants in our compensation process is set forth below under “Executive Officer Compensation.”

The Compensation Committee also periodically reviews the compensation of the Board of Directors and proposes modifications, as necessary, to the full Board for its consideration.

Governance and Nominating Committee

The Governance and Nominating Committee currently consists of Ms. VanderMeulen (Committee Chair), Mr. Harries and Ms. Jesse. The Board of Directors has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” director under applicable NASDAQ rules. The Governance and Nominating Committee held two meetings during 2016.

The Governance and Nominating Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed by the committee on an annual basis and by the Board of Directors as appropriate. A current copy of the Governance and Nominating Committee charter is available on our website at www.bsquare.com under the “Company” tab, on the Corporate Governance page under Management and Corporate Governance - Board Committees.

The primary responsibilities of the Governance and Nominating Committee are to:

•	Develop and recommend to the Board of Directors criteria for selecting qualified director candidates;
•	Identify individuals qualified to become Board members;
•	Evaluate and select director nominees for each election of directors;

•	Consider the committee structure of the Board of Directors and the qualifications, appointment and removal of committee members;
•	Recommend codes of conduct and codes of ethics applicable to us; and
•	Provide oversight in the evaluation of the Board of Directors and each committee.

Director Nomination Process

The Board of Directors has determined that director nomination responsibilities should be overseen by the Governance and Nominating Committee (the “GNC”). One of the GNC’s goals is to assemble a Board that brings to us a variety of perspectives and skills derived from high quality business and professional experience. Although the GNC and the Board of Directors do not have a formal diversity policy, the Board of Directors instructed the GNC to consider such factors as it deems appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the GNC include judgment, knowledge, skill, diversity (including factors such as race, gender and experience), integrity, experience with businesses and other organizations of comparable size, including experience in software products and services, the Internet of Things industry, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other Board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors. In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of us and our shareholders, act ethically at all times and adhere to the applicable provisions of our Code of Business Conduct and Ethics. Other than consideration of the foregoing and applicable SEC and NASDAQ requirements, unless determined otherwise by the GNC, there are no stated minimum criteria, qualities or skills for director nominees. However, the GNC may also consider such other factors as it may deem are in the best interests of us and our shareholders. In addition, at least one member of the Board of Directors serving on the Audit Committee should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable NASDAQ and SEC rules, and a majority of the members of the Board of Directors should meet the definition of “independent director” under applicable NASDAQ rules.

The GNC identifies director nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. The GNC also takes into account an incumbent director’s performance as a Board member. If any member of the Board of Directors does not wish to continue in service, if the GNC decides not to re-nominate a member for reelection, if the Board decided to fill a director position that is currently vacant or if the Board of Directors decides to recommend that the size of the Board of Directors be increased, the GNC identifies the desired skills and experience of a new nominee in light of the criteria described above. Current members of the Board of Directors and management are polled for suggestions as to individuals meeting the GNC’s criteria. Research may also be performed to identify qualified individuals. Nominees for director are selected by a majority of the members of the GNC, with any current directors who may be nominees themselves abstaining from any vote relating to their own nomination.

It is the policy of the GNC to consider suggestions for persons to be nominated for director that are submitted by shareholders. The GNC will evaluate shareholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources. Shareholders suggesting persons as director nominees should send information about a proposed nominee to our Secretary at our principal executive offices as referenced above at least 120 days before the anniversary of the mailing date of the prior year’s proxy statement. This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of BSQUARE, a description of the proposed nominee’s relationship to the shareholder and any information that the shareholder feels will fully inform the GNC about the proposed nominee and his or her qualifications. The GNC may request further information from the proposed nominee and the shareholder making the recommendation. In addition, a shareholder may nominate one or more persons for election as a director at our annual meeting of shareholders if the shareholder complies with the notice, information, consent and other provisions relating to shareholder nominees contained in our Bylaws. Please see the section above titled “Deadlines for Receipt of Shareholder Proposals” for important information regarding shareholder proposals, including director nominations.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics in compliance with applicable rules of the SEC that applies to our principal executive officer, our principal financial officer and our principal accounting officer or controller, or persons performing similar functions, as well as to all members of our Board of Directors and all other employees. A copy of this policy is available on our website at www.bsquare.com under the “Company” tab, on the Corporate Governance page under Management and Corporate Governance – Policies, or free of charge upon written request to the attention of our Secretary, by regular mail at our principal executive offices, email to investorrelations@bsquare.com, or fax at 425-519-5998. We will disclose, on our website, any amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics enumerated in applicable rules of the SEC.

2016 Director Compensation

When joining the board, directors receive a one-time grant of 25,000 stock options, which vest quarterly over two years, and an initial grant of restricted stock units. The Chairman of the Board receives a one-time grant of 50,000 stock options when joining the Board (or 25,000 stock options if appointed as Chairman of the Board while already serving as a director), and an initial grant of restricted stock units. The number of shares underlying the initial restricted stock unit awards granted to new directors is determined by dividing $50,000 by our closing stock price on the date of grant (or $75,000 in the case of the Chairman of the Board (or $25,000 if appointed as Chairman of the Board while already serving as a director)) and is prorated based on the date on which such director is appointed. Thereafter, standing directors receive annual grants of restricted stock units, the number of shares underlying which is determined by dividing $50,000 by our closing stock price on the date of grant ($75,000 in the case of the Chairman of the Board). The annual restricted stock unit awards are granted on the earlier of (i) the day of the annual meeting of our shareholders or (ii) the last trading day of our second fiscal quarter. The restricted stock unit awards vest quarterly over one year. All equity awards cease vesting as of the date a director’s service on the Board terminates for any reason, provided that the Board may accelerate the vesting of any outstanding stock award for a director whose service on the Board terminates for any reason other than removal for cause.

We also pay annual cash director fees of $30,000 to non-Chair directors and $40,000 to the Chairman of the Board, and annual Board Committee fees to directors who serve on the Audit Committee of $10,000 and $5,000 to directors who serve on other committees. The Chairs of the Governance and Nominating Committee and the Compensation Committee receive additional annual Board Committee fee compensation of $3,000. All cash amounts are payable in quarterly increments. Directors are also reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings. Mr. Chase, our President and Chief Executive Officer, does not receive additional compensation for services provided as a director.

The table below presents the 2016 compensation of our non-employee directors. The compensation of Mr. Chase is described in the Summary Compensation Table in the section titled “Executive Officer Compensation.”

	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Total
Name	($)	($)	($)	($)
Robert J. Chamberlain (4)	30,000	50,000	-	80,000
Andrew S.G. Harries (5)	41,250	75,000	-	116,250
Mary Jesse (6)	5,000	50,000	25,000	80,000
Elliott H. Jurgensen, Jr. (7)	22,500	-	-	22,500
William D. Savoy (8)	36,000	50,000	-	86,000
Kendra A. VanderMeulen (9)	28,500	50,000	-	78,500

(1)

Cash fees do not include payments made in January 2017 for service performed in the fourth quarter of 2016 in the following amounts:  Mr. Chamberlain, $10,000; Mr. Harries, $13,750; Ms. Jesse, $7,500; Mr. Savoy, $12,000; and Ms. VanderMeulen, $9,500.

(2)

The amounts in this column reflect the aggregate grant-date fair value of restricted stock unit awards, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation. The amounts included reflect only the awards treated as granted in 2016. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these award amounts are set forth in Note 9 (Shareholders’ Equity) to the financial statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 21, 2017 (the “2016 10-K”).

(3)

The amounts in this column reflect the aggregate grant-date fair value of stock option awards, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation. The amounts included reflect only the awards treated as granted in 2016. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these award amounts are set forth in Note 9 (Shareholders’ Equity) to the financial statements included in Part II, Item 8 of our 2016 10-K.

(4)	Mr. Chamberlain held 25,000 stock options and 4,325 restricted stock units as of December 31, 2016.
(5)	Mr. Harries held 25,000 stock options and 6,488 restricted stock units as of December 31, 2016.
(6)	Ms. Jesse was appointed to our Board on August 1, 2016 and held 25,000 stock options and 6,331 restricted stock units as of December 31, 2016.
(7)	Mr. Jurgensen was a Board member until our 2016 Annual Meeting of Shareholders held on June 14, 2016 when he did not run for re-election.
(8)	Mr. Savoy held 12,500 stock options and 4,325 restricted stock units as of December 31, 2016.
(9)	Ms. VanderMeulen held 12,500 stock options and 4,325 restricted stock units as of December 31, 2016.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned during the past two fiscal years by (i) the person who served as our chief executive officer during 2016 and (ii) the two most highly compensated executive officers other than the chief executive officer who were serving as executive officers at the end of 2016 and whose total compensation for 2016 exceeded $100,000. The persons described in clauses (i) and (ii) above are collectively referred to herein as our “named executive officers.”

Summary Compensation Table

						Nonequity
						incentive
						plan	All other
				Stock	Option	compen-	compen-
		Salary	Bonus	awards(1)	awards(2)	sation(3)	sation(4)	Total
Name and principal position	Year	($)	($)	($)	($)	($)	($)	($)
Jerry D. Chase	2016	363,212	—	50,500	122,350	219,376	5,817	761,255
President and Chief Executive Officer	2015	359,038	—	209,543	140,742	328,700	5,819	1,043,842
Scott B. Caldwell (5)	2016	397,269	—	50,500	122,350	5,000	8,627	583,746
Vice President, Worldwide Sales	2015	470,771	—	70,707	40,673	25,125	8,626	615,902
David Wagstaff	2016	228,692	—	50,500	122,350	98,347	7,274	507,163
Chief Technology Officer	2015	222,115	—	70,070	40,027	89,040	1,842	423,094

(1)

The amounts in this column reflect the aggregate grant-date fair value of restricted stock unit awards, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation. The amounts included for a particular year reflect only the awards treated as granted in that year. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these award amounts are set forth in Note 9 (Shareholders’ Equity) to the financial statements included in Part II, Item 8 of our 2016 10-K.

(2)

The amounts in this column reflect the aggregate grant-date fair value of stock option awards, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation. The amounts included for a particular year reflect only the awards treated as granted in that year. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these award amounts are set forth in Note 9 (Shareholders’ Equity) to the financial statements included in Part II, Item 8 of our 2016 10-K.

(3)

Represents cash bonuses earned by Messrs. Chase and Wagstaff under the 2015 and 2016 Annual Bonus Programs, paid in February 2016 and February 2017, respectively; and sales target achievement cash bonuses earned by Mr. Caldwell in 2015 and 2016, paid to Mr. Caldwell in December 2015 and January 2016, respectively.

(4)	Represents 401(k) matching employer contributions, premiums paid by us under a group life insurance plan, and an allowance for mobile telephone and data service, which includes personal use.
(5)	Salary includes commissions paid to Mr. Caldwell of $330,578 in 2015 and $262,269 in 2016.

Employment Agreements with Named Executive Officers

We have agreements with our named executive officers, which include provisions regarding post-termination compensation. We do not have a formal severance policy or plan applicable to our executive officers as a group.

Under our agreement with Mr. Chase dated February 24, 2014, he was entitled to receive an annual salary of $325,000, was granted 7,500 restricted stock units (“RSUs”) and options to purchase 165,000 shares of our common stock, and is eligible to receive an annual bonus under our Annual Bonus Program equal to 77% of his annual salary at 100% achievement. Mr. Chase’s annual salary was increased to $350,000 effective February 17, 2015, to $365,000 effective February 9, 2016 and to $375,000 effective January 1, 2017. The RSUs and options vested as follows: 33% vested on February 26, 2015, and the balance vested in equal monthly installments for two years thereafter. In the event Mr. Chase’s employment is terminated by us when neither cause nor long term disability exists (as such terms are defined in the agreement), subject to execution of a release by Mr. Chase of any employment-related claims, he shall be entitled to receive severance equal to 12 months of his then annual base salary, continued COBRA coverage at our expense for a period of 12 months following his termination date and a pro rata portion of his annual bonus as determined by the Compensation Committee, payable on our regular payroll schedule. In the event that, within 18 months after a change of control of BSQUARE (as defined in the agreement), Mr. Chase’s employment is terminated when neither cause nor long term disability exists or Mr. Chase terminates his employment for good reason (as defined in the agreement), subject to execution of a release by Mr. Chase of any employment-related claims, he shall be entitled to receive a one-time lump sum severance payment equal to 18 months of his then annual base salary, 150% of his target annual bonus as determined by the Compensation Committee (subject to modification by the Compensation Committee), and continued COBRA coverage at our expense for a period of 18 months following his termination date (provided that, during the first 18 months after a change of control of BSQUARE, such severance payments shall be in lieu of the severance payments described in the preceding sentence, and after expiration of the 18-month period following a change of control, Mr. Chase shall thereafter only be entitled to the severance payments described in the preceding sentence). In addition, immediately prior to a change of control of BSQUARE, all of Mr. Chase’s unvested stock options and restricted stock shall become fully vested and immediately exercisable. We have agreed to make a tax “gross up” payment to Mr. Chase in the event that payments under his agreement would subject him to the IRS parachute excise tax.

Under our agreement with Mr. Caldwell dated February 21, 2014, Mr. Caldwell was entitled to receive an annual salary of $135,000, was granted options to purchase 30,000 shares of our common stock, and was eligible to receive target incentive compensation equal to 140% of his annual salary at 100% achievement of his individual incentive compensation plan (as described below under “Incentive Sales Compensation Plan”). The options vested as follows: 33% vested on February 26, 2015, and the balance vested in equal monthly installments for two years thereafter. Effective January 1, 2017, Mr. Caldwell’s annual salary was increased to $250,000 and his target bonus was reduced to 60% of his annual salary. In the event Mr. Caldwell’s employment is terminated by us when neither cause nor long term disability exists (as such terms are defined in the agreement), subject to execution of a release by Mr. Caldwell of any employment-related claims, effective January 1, 2017, he shall be entitled to receive severance equal to six months of his then annual base salary, payable on our regular payroll schedule, and continued COBRA coverage at our expense for a period of six months following his termination date, each increased from three months as previously provided in his February 21, 2014 agreement. Effective January 1, 2017, in the event that, within nine months after a change of control of BSQUARE (as defined in the agreement), Mr. Caldwell’s employment is terminated when neither cause nor long term disability exists or Mr. Caldwell terminates his employment for good reason (as defined in the agreement), subject to execution of a release by Mr. Caldwell of any employment-related claims, he shall be entitled to receive a one-time lump sum severance payment equal to nine months of his then annual base salary, continued COBRA coverage at our expense for a period of nine months following his termination date, and, effective January 1, 2017, 66% of his target annual bonus as determined by the Compensation Committee (subject to modification by the Compensation Committee) (provided that, during the first nine months after a change of control of BSQUARE, such severance payments shall be in lieu of the severance payments described in the preceding sentence, and after expiration of the nine-month period following a change of control, Mr. Caldwell shall thereafter only be entitled to the severance payments described in the preceding sentence). In addition, immediately prior to a change of control of BSQUARE, all of Mr. Caldwell’s unvested stock options and restricted stock shall become fully vested and immediately exercisable. Effective January 1, 2017, Mr. Caldwell is no longer entitled to receive a tax “gross up” payment as was previously provided under his February 21, 2014 agreement in the event that payments under his agreement would subject him to the IRS parachute excise tax.

Under our agreement with Mr. Wagstaff dated August 31, 2016, Mr. Wagstaff was entitled to receive an annual salary of $240,000 and is eligible to receive an annual bonus under our Annual Bonus Program equal to 50% of his annual salary at 100% achievement. Effective January 1, 2017, Mr. Wagstaff’s annual salary was increased to $256,800. In the event Mr. Wagstaff’s employment is terminated by us when neither cause nor long term disability exists (as such terms are defined in the agreement), subject to execution of a release by Mr. Wagstaff of any employment-related claims, he shall be entitled to receive severance equal to six months of his then-current annual base salary, payable on our regular payroll schedule; continued vesting of his stock options and restricted stock units for four months; continued COBRA coverage at our expense for a period of six months following his termination date; and a pro rata portion of his annual bonus as determined by the Compensation Committee. In the event that, within nine months after a change of control of BSQUARE (as defined in the agreement), Mr. Wagstaff’s employment is terminated when neither cause nor long term disability exists or Mr. Wagstaff terminates his employment for good reason (as defined in the agreement), subject to execution of a release by Mr. Wagstaff of any employment-related claims, he shall be entitled to receive a one-time lump sum payment equal to nine months of his then-current salary annual base salary , 75% of his target annual bonus as determined by the Compensation Committee (subject to modification by the Compensation Committee), and continued COBRA coverage at our expense for a period of nine months following his termination date (provided that, during the first nine months after a change of control of BSQUARE, such severance payments shall be in lieu of the severance payments described in the preceding sentence, and after expiration of the nine-month period following a change of control, Mr. Wagstaff shall thereafter only be entitled to the severance payments described in the preceding sentence). In addition, immediately prior to a change of control of BSQUARE, all of Mr. Wagstaff’s unvested stock options and restricted stock shall become fully vested and immediately exercisable. We have agreed to make a tax “gross up” payment to Mr. Wagstaff in the event that payments under his agreement would subject him to the IRS parachute excise tax.

Although the terms of our Fourth Amended and Restated Stock Plan (the “Stock Plan”) do not specifically provide for accelerated vesting of equity awards for participants in the event of a change in control, the Stock Plan provides that individual equity award agreements may provide for accelerated vesting in connection with certain transactions defined in the Stock Plan (including certain change-in-control transactions). In addition, the Stock Plan provides that the Board of Directors may elect to accelerate vesting for any Stock Plan participant at such times and in such amounts as the Board of Directors determines.

Determination of Compensation

The Compensation Committee’s philosophy regarding total executive compensation is to provide a comprehensive and competitive compensation package consisting of base salary, short-term cash incentives (STI) and long-term equity incentives (LTI) that helps align management team incentives with shareholder interests and promote growth in shareholder value. Base salary and STI represents total targeted cash compensation (TTC) for each executive. Over the last several years, the Compensation Committee, based on input from an outside compensation consultant (as further described below), has been gradually increasing the level of STI for each executive to bring the TTC level closer to market peer median levels. Although we believe our executive base salaries are generally slightly below median level, with the structure of the STI, our executive TTC is generally near median levels. We intend to review executive compensation survey information each year to maintain competitive levels of compensation for our management team.

We also review with our outside compensation consultant the level of LTI for each of our executive team. Historically, our level of LTI has been below market peer median levels. We anticipate that gradually over future years, the level of LTI will be increased to bring this component of executive compensation closer to median levels.

Total Compensation

For purposes of evaluating executive officer total compensation including base salary, discretionary bonus, equity awards and incentive compensation, the Compensation Committee primarily considers two factors:

•

Benchmark data: The Compensation Committee has the authority to engage its own advisers to assist in carrying out its responsibilities, and historically the Compensation Committee has engaged a compensation consultant on an annual basis to review and benchmark our executive compensation programs. In each of 2015 and 2016, the Compensation Committee engaged the services of Applied HR Strategies, Inc. (“Applied HR Strategies”), a compensation consulting firm, to advise the Compensation Committee regarding the amount and types of compensation that we provide to our executive officers and how our compensation practices compared to the compensation practices of other companies. Applied HR Strategies reports directly to our Compensation Committee in all matters of executive compensation. In connection with the engagement of Applied HR Strategies, our Compensation Committee took into consideration the following factors: (i) the provision of other services to us by Applied HR Strategies; (ii) the amount of fees paid by us to Applied HR Strategies as a percentage of the firm’s total revenue; (iii) policies and procedures of Applied HR Strategies that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Applied HR Strategies or the individual compensation advisors employed by the firm with any of our executive officers; (v) any business or personal relationship of the individual compensation advisors with any member of our Compensation Committee; and (vi) any of our common stock owned by the individual compensation advisors employed by the firm. Based on its review, the Compensation Committee believes that Applied HR Strategies does not have any conflicts of interest in advising the Compensation Committee under applicable SEC or NASDAQ rules.

•

Company and individual-specific factors: In addition to considering compensation levels of executives at similarly sized regional public companies, the Compensation Committee, in conjunction with the Chief Executive Officer, reviews our financial performance objectives as well as non-financial performance objectives applicable to each executive (other than the Chief Executive Officer). Our financial performance objectives are determined through collaboration with the Chief Executive Officer, the Board of Directors and the Compensation Committee. The non-financial performance objectives applicable to each executive officer (other than the Chief Executive Officer) are determined in collaboration with the Chief Executive Officer, the executive officer and the Compensation Committee. The Compensation Committee determines the financial and non-financial performance objectives applicable to the Chief Executive Officer. These objectives and associated awards are governed by the Annual Bonus Program (“ABP”) with respect to executive officers. The ABP for 2016 is described below under “Short-Term Incentive Plan Compensation (STI).”

Base Salary and Discretionary Bonus

The Compensation Committee’s goal is to provide a competitive base salary for our executive officers. The Compensation Committee has not established any formal guidelines for purposes of setting base salaries (such as payment at a particular percentile of the benchmark group), but instead considers the benchmark data along with our performance and the individual’s performance and experience in determining what represents a competitive salary. The Compensation Committee also considers these factors in its recommendations to the Board of Directors regarding whether and in what amounts to award discretionary cash bonuses, apart from cash awards that may be provided for under incentive plans.

Short-Term Incentive Plan Compensation (STI)

Our named executive officers also participate in incentive compensation programs as described below. Our executive officers participate in the ABP, the terms of which vary from year to year. Messrs. Chase and Wagstaff were the only named executive officers who participated in the 2016 ABP.

The objectives of the ABP are to:

•	Encourage and reward corporate and individual performance;
•	Seek alignment of executive officers’ compensation with shareholder interests on both a short-term and long-term basis; and
•	Attract and retain highly qualified executives.

The ABP is maintained in collaboration among the Compensation Committee, the Board of Directors and the Chief Executive Officer. Payment under the ABP for 2016 was contingent on (1) the weighted achievement of two annual company financial targets related to (a) revenue (weighted at 10%) and (b) adjusted EBITDAS (weighted at 60%) (collectively, the “Company Portion”), and (2) the achievement of individual objectives set for each executive (weighted at 30%) (the “Individual Portion”). Individual objectives may be related to achievements such as growing new revenue streams, developing successful new products, maintaining low employee turnover and improving infrastructure to enhance business velocity. The Company Portion represents 70% of any bonus that may be earned under the 2016 ABP while the Individual Portion represents 30% of any bonus that may be earned under the 2016 ABP.

The bonus amount under the 2016 ABP was determined by the following formula, the elements of which are described below:

Bonus Amount =	The Company Portion: 70% * (Base Salary * Target Bonus Opportunity) * Company Achievement Multiplier (70% to 150%)
PLUS
The Individual Portion: 30% * (Base Salary * Target Bonus Opportunity) * Individual Achievement Multipliers (0% to 100%)

Target Bonus Opportunity. The Target Bonus Opportunity for each executive officer is set as a percentage of base salary. The philosophy used by the Compensation Committee in setting the Target Bonus Opportunity was similar to that used in setting base salaries for the executive officers, including consideration of the benchmark data described previously, among other things. The 2016 Target Bonus Opportunity percentage was as follows for the applicable named executive officer:

Target Bonus
Title	Opportunity
Chief Executive Officer	77%
Chief Technology Officer	50%

The Company Portion:

The Compensation Committee, in conjunction with the Chief Executive Officer and Board of Directors, determines the revenue and adjusted EBITDAS measures that must be met in order for each executive to earn the Company Portion of their ABP bonus. Revenue and adjusted EBITDAS, defined as operating income (loss) before depreciation expense on fixed assets amortization expense (including impairment) on intangible assets and stock-based compensation expense, include DataV contract bookings rather than revenue, due to the complexity of revenue recognition rules for these contracts. Adjusted EBITDAS excludes accrued executive bonus expense. The Compensation Committee also has discretion to make other adjustments based on particular facts and circumstances that may arise.

The Compensation Committee established the following parameters for the Company Portion of the ABP bonuses:

Bonus Thresholds:  The minimum achievement of revenue and adjusted EBITDAS in order for the Company Portion of the ABP bonuses to be paid was set at 70% (each, a “Bonus Threshold”). If either of the Bonus Thresholds is not achieved, then the Company Achievement Multiplier is set at 0%, and no Company Portion of the ABP bonuses is paid for that particular measure.

Bonus Targets: These are the target revenue and adjusted EBITDAS levels at which the Company Achievement Multiplier was set at 100% (each, a “Bonus Target”).

Bonus Caps: These are the revenue and adjusted EBITDAS levels at which the Company Achievement Multiplier was capped at 150% (each, a “Bonus Cap”).

When revenue and/or adjusted EBITDAS falls between the respective Bonus Threshold and Bonus Target, the Company Achievement Multiplier is prorated from 70% to 100%. When revenue and/or adjusted EBITDAS falls between the respective Bonus Target and Bonus Cap, the Company Achievement Multiplier is prorated from 100% to 150%. If revenue and/or adjusted EBITDAS are greater than the respective Bonus Cap, the Company Achievement Multiplier remains capped at 150%.

For 2016, the financial targets for the Company Achievement Multiplier were as follows:

Description	Achievement Percentage	Adjusted EBITDAS: Weighting 60%	Revenue: Weighting 10%
Below Bonus Threshold	0%	<$7,200,000	<$74,128,048
Bonus Threshold	70% - 100% prorated	$7,200,001 - $10,300,000	$74,128,049 - $105,897,213
Bonus Plan	100% - 150% prorated	$10,300,001 - $14,000,000	$105,897,214 - $109,106,219
Bonus Target	150%	$14,000,000	$109,106,219

The Individual Portion:

Individual Achievement Multiplier. Each executive other than the Chief Executive Officer was assigned objectives by the Chief Executive Officer. The Compensation Committee in conjunction with the Board of Directors determined the Chief Executive Officer’s objectives. Objectives for executives other than the Chief Executive Officer may be modified by the Chief Executive Officer during the year in order to fit current business conditions. Objectives are meant to provide guidance and incentive for each executive in the day-to-day operation of a particular business function.

Each objective carries a particular weighting, with the sum of all objective weightings under the Individual Portion adding up to 100%.

At the end of the year, the Chief Executive Officer reviews each objective with the particular executive, and determines if the objective was achieved (0% or 100%), or in the case of a prorated objective, what percentage of the objective was achieved. The Chief Executive Officer’s determination is reviewed by the Compensation Committee. The Compensation Committee reviews the Chief Executive Officer’s achievement of objectives.

The Individual Achievement Multiplier is then determined by multiplying the achievement level of each objective by the assigned weighting for that objective. The results for all objectives are then added together to determine the Individual Achievement Multiplier. For example, if an executive had three objectives, each weighted at 33%, the Individual Achievement Multiplier would be determined as follows:

Individual Achievement Multiplier =	(Objective 1 Achievement % * 33.33%) + (Objective 2 Achievement % * 33.33%) + (Objective 3 Achievement % * 33.33%)

As noted above, the objective achievement percentage for pass/fail objectives will be 0% or 100%. For prorated objectives, the objective achievement percentage will be prorated between 0% and 100%, inclusive.

Payment of Bonuses. Cash payments were made for the 2016 ABP in February 2017. Generally, the Compensation Committee and Chief Executive Officer will attempt to complete bonus calculations as quickly as possible once the fiscal year ends and our finance team has provided the applicable financial measures for the year. Once the bonus calculations are complete, they must be presented to and approved by the Board of Directors.

Executives must be employed by us at the end of the measurement year in order to be eligible for a bonus.

2016 Bonus Amounts. In 2016, our adjusted revenue was 98% of the revenue bonus plan of $105.9 million and our modified adjusted EBITDAS was 72% of the modified adjusted EBITDAS bonus plan of $10.3 million. Based on the relative weighting of the financial measures, the Company Achievement Multiplier was 150%. The Board of Directors evaluated the achievement of the individual objectives of the Chief Executive Officer, and as a result of the combined effect of the achievement of the company and individual objectives, a cash bonus of $219,376 was earned by the Chief Executive Officer and a cash bonus of $98,347 was earned by the Chief Technology Officer.

Incentive Sales Compensation Plan

Sales executives participate in non-equity incentive compensation plans with provisions tailored to the particular individual. The terms of these plans, including the 2015 and 2016 plans applicable to Mr. Caldwell, are determined by agreement with the sales executive each year with respect to a particular year’s incentive compensation, but with terms that are subject to change each quarter. The plans applicable to Mr. Caldwell for 2015 and 2016 provided for percentage commissions tied to company performance, based on gross margin from the sale of third-party licenses. There were no minimum or maximum amounts payable; percentage commissions depended entirely on our level of achievement with respect to the particular performance measures.

Other Compensation and Perquisites

Executive officers, including the named executive officers, are eligible to participate in standard benefit plans available to all employees including our 401(k) retirement plan, medical, dental, disability, vacation and sick leave and life and accident insurance. The same terms apply to all employees for these benefits except where the value of the benefit may be greater for executives because they are more highly compensated than most other employees (e.g., disability benefits). However, all executive officers receive a phone allowance of $1,800 per year, as do other employees whose job responsibility requires them to be on call. The individuals receiving the allowance are not reimbursed for normal cell phone usage. We do not provide any pension or deferred compensation benefits to our executive officers. We have agreed to make tax “gross up” payments to certain of our executives in the event that payments to them would subject them to the IRS parachute excise tax.

Long-Term Equity Incentive Awards (LTI)

Longer-term incentives in the form of grants of stock options, restricted stock, restricted stock units and other forms of equity instruments to executive officers are governed by the Stock Plan or our 2011 Inducement Award Plan (the “Inducement Plan”), as applicable.

The Compensation Committee recommends grants and awards of stock options and other forms of equity instruments to our executive officers under the Stock Plan or Inducement Plan, as applicable. Grants and awards recommended by the Compensation Committee are then submitted to the Board of Directors for approval. Stock options have historically been granted at the time of hire of an executive officer. Further, the Compensation Committee periodically reviews the equity ownership of the executive officers and may recommend to the Board of Directors additional awards of equity instruments under the Stock Plan based on a number of factors, including benchmark data, company performance and individual performance, the vested status of currently outstanding equity awards, the executive’s equity ownership in relation to the other executives and other factors. The Compensation Committee maintains no formal guidelines for these periodic reviews. Stock options are awarded with exercise prices equal to the closing market price per share of our common stock on the grant date.

Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity awards held by the named executive officers as of December 31, 2016:

							Stock Awards
							Number	Market
							of	Value of
							Shares	Shares
							or	Or
							Units of	Units of
							Stock	Stock
	Option Awards						That	That
			Number of Securities				Have	Have
			Underlying		Option	Option	Not	Not
	Grant		Unexercised Options		Exercise	Expiration	Vested	Vested
Name	Date		Exercisable (#)	Unexercisable (#)	Price ($) (1)	Date (2)	(#)	($) (7)
Jerry D. Chase	7/01/2013		12,599		$2.75	7/01/2023
	2/26/2014	(3)	94,901	7,327	3.32	2/26/2024	332	$1,942
	8/20/2015	(4)	14,533	29,067	6.37	8/20/2025	12,719	74,406
	11/15/2016	(4)		50,000	5.05	11/15/2016	10,000	58,500
Scott B. Caldwell	1/7/2013	(5)	937	469	3.11	1/7/2023
	2/26/2014	(3)	6,700	1,675	3.32	2/26/2024
	8/20/2015	(4)	4,200	8,400	6.37	8/20/2025	7,631	44,641
	11/15/2016	(4)		50,000	5.05	11/15/2016	10,000	58,500
David Wagstaff	11/22/2013	(6)	37,500	12,500	3.31	11/22/2023
	2/26/2014	(3)	18,883	1,117	3.32		84	491
	8/20/2015	(4)	4,133	8,267	6.37	8/20/2025	7,562	44,238
	11/15/2016	(4)		50,000	5.05	11/15/2016	10,000	58,500

(1)	The option exercise price is the closing price of our common stock on the grant date.
(2)	All options outstanding expire ten years from the grant date.
(3)	These options and awards vest one-third on the one-year anniversary of the grant date with the remainder vesting ratably on a monthly basis for two years thereafter.
(4)

The options vest one-quarter on the one-year anniversary of the grant date with the remainder vesting ratably on a monthly basis for three years thereafter; the awards vest one-quarter on the one-year anniversary of the grant date with the remainder vesting ratably on a quarterly basis for three years thereafter.

(5)	These options vest quarterly over four years from the grant date.
(6)	These awards vest annually over four years from the grant date.
(7)	Based on the closing price of our common stock of $5.85 on December 31, 2016.

Employee Benefit Plans

Equity Compensation Plan Information

The following table presents certain information regarding our common stock that may be issued upon the exercise of options and vesting of restricted stock units granted to employees, consultants or directors as of December 31, 2016:

Number of securities
	Number of securities			remaining available for future
	to be issued upon		Weighted-average	issuance under equity
	exercise of		exercise price of	compensation plans (excluding
	outstanding options,		outstanding options,	securities reflected
	warrants and rights		warrants and rights	in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,644,392	(1)	$4.70	490,141
Equity compensation plans not approved by security holders	321,982	(2)	$5.53	199,019	(3)

(1)	Amount includes 103,773 restricted stock units granted and unvested as of December 31, 2016.
(2)	Amount includes 15,833 restricted stock units granted and unvested as of December 31, 2016
(3)

Indicates shares of our common stock reserved for future issuance under the Inducement Plan. There were 250,000 shares allocated for award under the Inducement Plan at the time it was adopted, and in each of June 2015 and November 2016 our Board of Directors approved increases in the number of shares reserved by an additional 200,000 shares. The number of shares reserved for issuance may be modified by the Board of Directors, subject to SEC and NASDAQ limitations. There were 180,000 options and 12,500 restricted stock units granted under the Inducement Plan during 2016.

We have granted options to purchase common stock to our officers, directors, employees and consultants under the Stock Plan and under the Inducement Plan (collectively, the “Plans”). The Plans also enable us to grant restricted stock, restricted stock units and certain other equity-based compensation to our officers, directors, employees and consultants. Under the Stock Plan, we awarded restricted stock units to each of our non-employee directors in 2015 and 2016, and options to Mr. Chamberlain in 2015 and to Ms. Jesse in 2016 upon joining our Board of Directors. We also awarded restricted stock units to certain of our officers in 2015 and 2016 under the Plans.

401(k) Plan

We maintain a tax-qualified 401(k) employee savings and retirement plan for eligible U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to one-half of the first 6% of an employee’s contributions. Company matching contributions and employee contributions are fully vested at all times. We intend the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or us to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan (except as regards Roth contributions), and so that we will be able to deduct our contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options.

STOCK OWNERSHIP

Security Ownership of Principal Shareholders, Directors and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 15, 2017 by:

•	each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock;
•	each of our directors;
•	each of the named executive officers; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares listed below under the heading “Total Common Stock Equivalents” is the aggregate beneficial ownership for each shareholder and includes:

•	common stock beneficially owned;
•	restricted stock awards;
•	currently vested options; and
•	stock options and restricted stock units that are not currently vested but will become vested within 60 days after March 15, 2017.

Of this total amount, the number of shares of common stock underlying options that are currently vested and stock options and restricted stock units that are not currently vested but will become vested within 60 days after March 15, 2017 are deemed outstanding for the purpose of computing the percentage ownership of common stock outstanding beneficially owned by a shareholder, director or executive officer (the “Deemed Outstanding Shares”) and are also separately listed below under the heading “Number of Shares Underlying Options and RSUs,” but the Deemed Outstanding Shares are not treated as outstanding for the purpose of computing the percentage ownership of common stock outstanding beneficially owned by any other person. This table is based on information supplied by officers, directors, and filings made with the SEC. Percentage ownership is based on 12,568,083 shares of common stock outstanding as of March 15, 2017.

Unless otherwise noted below, the address for each shareholder listed below is: c/o BSQUARE Corporation, 110 110th Avenue NE, Suite 300, Bellevue, Washington 98004. Unless otherwise noted, each of the shareholders listed below has sole investment and voting power with respect to the common stock indicated, except to the extent shared by spouses under applicable law.

		Number of	Percentage
	Total	Shares Underlying	of
	Common	Options and RSUs	Common
	Stock	(Deemed	Stock
Name and Address of Beneficial Owner	Equivalents	Outstanding Shares)	Equivalents
5% Owners:
Renaissance Technologies LLC (1)	937,875	—	6.9%
800 Third Avenue
New York, NY 10022
Dimensional Fund Advisors LP (2)	688,915	—	5.2%
Building One, 6300 Bee Cave Road
Austin, TX 78746
Directors and Named Executive Officers:
Robert J. Chamberlain	32,459	18,750	*
Jerry D. Chase	197,952	132,994	1.6%
Andrew S.G. Harries	175,047	25,000	1.4%
Mary Jesse	15,707	11,486	*
William D. Savoy	257,764	6,250	2.0%
Kendra A. VanderMeulen	172,639	6,250	1.4%
Scott B. Caldwell	85,157	15,031	*
David Wagstaff	67,013	62,667	*
All executive officers and directors as a group	1,081,816	324,928	8.4%

*	Less than one percent.
(1)

The indicated ownership is based solely on a Schedule 13G/A filed with the SEC on February 14, 2017 (the “RT 13G/A”) by the reporting person and may have changed since the date of its filing. According to the RT 13G/A, each of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation has sole voting and dispositive power over 937,875 shares.

(2)

The indicated ownership is based solely on a Schedule 13G filed with the SEC on February 9, 2017 (the “DFA 13G”) by the reporting person and may have changed since the date of its filing. According to the DFA 13G, Dimensional Fund Advisors LP has sole voting power over 675,313 shares and sole dispositive power over 688,915 shares. According to the DFA 13G, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over securities that are owned by the Funds, and may be deemed to be the beneficial owner of shares held by the Funds. However, all such securities are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, our directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish to us copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% beneficial owners were met during the year ended December 31, 2016.

Biographical details of each officer are set forth above under the heading “Executive Officers.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions since January 1, 2015, nor are there any proposed transactions as of the date of this proxy statement, as to which the amount involved exceeds the lesser of $120,000 or one percent  of the average of our total assets at year-end for the last two completed fiscal years and in which any related person has or will have a direct or indirect material interest, other than equity and other compensation, termination and other arrangements which are described above under the headings “2016 Director Compensation” and “Executive Officer Compensation.”

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is not binding on us, our Board of Directors or our Compensation Committee. Moreover, the vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. However, while this vote is advisory and not binding on us, we will consider the views of our shareholders when determining executive compensation in the future, including seeking to determine the causes of any significant negative voting results to better understand issues and concerns. We have elected to hold a “say-on-pay” advisory vote on an annual basis.

Executive compensation is an important matter for us and for our shareholders. The core of our executive compensation philosophy and practice continues to be pay for performance. As discussed above under the heading “Executive Officer Compensation,”  our executive compensation programs are based on practices that require achievement of challenging goals – goals that will drive us to achieve profitable revenue growth and market share gains, while expanding the global market opportunity for our products, technology and services portfolio, and ultimately leading to long-term shareholder value. We believe our compensation programs are strongly aligned with the long-term interests of our shareholders, and have been and will continue to be effective in incenting the achievement and performance of our executive officers. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead us successfully in a competitive environment.

Our named executive officers and the compensation of the named executive officers is described above under the heading “Executive Officer Compensation,” including our compensation philosophy and objectives and the fiscal 2016 compensation of the named executive officers.

We are asking shareholders to vote on the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC.”

Vote Required

Approval on an advisory basis of the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

As indicated above, the shareholder vote on this resolution will not be binding on us, the Compensation Committee or the Board of Directors, and will not be construed as overruling any decision by us, the Compensation Committee or the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Compensation Committee or the Board, or to create or imply any additional fiduciary duties for us, the Compensation Committee or the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO THE COMPANY’S FOURTH AMENDED AND RESTATED STOCK PLAN

On April 17, 2017, our Board of Directors approved an amendment to the Stock Plan to increase the number of shares of our common stock reserved for issuance under the Stock Plan by 700,000 shares, subject to and effective upon shareholder approval. The Stock Plan provides for the grant of awards to our employees, consultants and directors. The Stock Plan was approved by the Board of Directors on February 21, 2012, and approved by our shareholders at the 2012 annual meeting of shareholders held on June 13, 2012.

A copy of the Stock Plan (before giving effect to the proposed amendment) is attached as Appendix A.

We believe in effectively managing our equity compensation programs while minimizing shareholder dilution. For this reason, our Board of Directors and Compensation Committee considers both our “burn rate” and our “overhang” percentage in evaluating the impact of grants under our long-term incentive plans on our shareholders.

The concept of “overhang” measures the potential dilution of earnings and voting power to shareholders from the issuance of equity awards, and is generally calculated as the sum of all equity awards outstanding divided by the shares outstanding at the end of a period. At December 31, 2016, our overhang percentage was 15.7% (1,966,374 options and RSUs outstanding divided by 12,532,348 shares outstanding). This rate approximates our five-year historical average of 15.3%.

The concept of “burn rate” measures the annual usage of shares and is generally calculated as the number of shares granted in a period divided by the weighted average shares outstanding during the period, and generally demonstrates how quickly a company uses available shares. Our burn rate has averaged 6.0% over the past five years. In 2016 our burn rate was 8.2% (1,010,618 shares granted divided by 12,260,276 weighted average shares outstanding) and was higher than the 5-year historical average due to initial grants to executives hired in 2016 as well as refresher grants to eligible employees in 2016. In 2016, we hired a new Chief Financial Officer, a new Vice President of Customer Solutions and a new Human Resources Director that contributed to the higher burn rate. We project that the additional shares to be added to the Stock Plan, in combination with currently available shares and shares added back from future forfeitures, should satisfy our equity compensation needs for at least the next two years.

The Board of Directors believes that the terms of the Stock Plan and the manner in which it is administered by us to promote the interests of our shareholders and are consistent with principles of good corporate governance, including with respect to the following:

•	Administered by independent committee. The Stock Plan is administered by our Compensation Committee, which is made up entirely of independent directors.
•	No evergreen provision. There is no evergreen feature under which the number of shares of common stock authorized for issuance under the Stock Plan can be automatically increased.
•	Limit on awards. The Stock Plan limits the number of awards that may be granted to participants in any year.
•	No discounted awards. Awards that have an exercise or underlying value are not granted with an exercise price or underlying value less than the fair market value on the grant date.
•	No automatic accelerated vesting upon a change of control. The Stock Plan does not provide for the automatic acceleration of awards in connection with a change of control of BSQUARE.
•	No repricing. The Stock Plan does not expressly permit repricing of awards without shareholder approval, and we do not have a history of repricing.
•	No dividend rights for optionees. Subject to certain limited exceptions, the Stock Plan does not permit optionees to receive dividends or other distributions prior to exercise of their options.
•

Material amendments would require shareholder approval. Material changes to the Stock Plan, including increasing the number of shares authorized for issuance under the Stock Plan, would require shareholder approval.

On April 13, 2017, the record date, the closing price per share of our common stock as quoted on the NASDAQ Global Market was $5.10.

Vote Required for Approval of Amendment to the Fourth Amended and Restated Stock Plan

If a quorum is present and voting, this proposal will be approved if the votes cast in favor of the proposal exceed votes cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE FOURTH AMENDED AND RESTATED STOCK PLAN.

Summary of the Stock Plan

Below is a summary of the key terms of the Stock Plan, which is qualified in its entirety by reference to the text of the Stock Plan, a copy of which is attached to this proxy statement as Appendix A.

Purpose. The purpose of the Stock Plan is to retain the services of our directors, valued key employees and consultants, to encourage such persons to acquire a greater proprietary interest in BSQUARE, thereby strengthening their incentive to achieve the objectives of our shareholders, and to serve as an aid and inducement in hiring new employees.

Types of Awards. The Stock Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-qualified stock options, stock appreciation rights, restricted and unrestricted stock, and restricted stock units.

Administration. The Stock Plan may be administered by the Board of Directors or a committee of the Board of Directors (the “Committee”), which may in turn delegate administrative authority to one or more of our executive officers. Subject to the other provisions of the Stock Plan, the Committee has the power to determine the terms and conditions of any awards granted under the Stock Plan, including but not limited to the individuals to whom awards may be granted, the timing of grants of awards, the type of awards, the number of shares subject to the awards, the exercise price, and the exercisability and duration thereof. The Committee also has authority to construe and interpret the Stock Plan; define the terms used in the Stock Plan; prescribe, amend and rescind rules relating to the Stock Plan; correct any defect, supply any omission or reconcile any inconsistency in the Stock Plan; and make all other determinations necessary or advisable for the administration of the Stock Plan. Our Chief Executive Officer has been delegated authority with respect to awards to certain specified employee classifications, and the Compensation Committee of the Board serves as the Committee with respect to all other awards, including those to executives subject to limitations under Section 162(m) of the Code (“Section 162(m)”).

Stock Reserved Under the Stock Plan. Currently, 3,672,809 shares of our common stock are reserved for issuance for the grant of awards under the Stock Plan. As of December 31, 2016, 689,160 shares of common stock remained available for the grant of new awards under the Stock Plan; 1,846,768 shares of common stock were reserved for issuance upon the exercise of outstanding stock options; and 119,606 shares of common stock were reserved for issuance upon the vesting of outstanding restricted stock units. In the event that any outstanding award expires or is terminated for any reason, the shares of common stock allocable to the unexercised or forfeited portion of such award may again be subject to an award granted to the same awardee or to a different eligible awardee.

Eligibility. The Stock Plan provides that incentive stock options may be granted only to our employees and that other awards may be granted to employees and to such other persons as the Committee shall select. No awardee shall be eligible to receive in any fiscal year awards for more than 500,000 shares of common stock (subject to adjustment as set forth in the Stock Plan in the event of a stock split, stock dividend or similar event).

Stock Options. Each stock option granted under the Stock Plan shall be evidenced by a written stock option agreement between the optionee and BSQUARE and shall be subject to the following conditions:

(a) Exercise Price. The Committee determines the exercise price of options to purchase shares of common stock. However, the exercise price of an incentive stock option must not be less than 100% of the fair market value of our common stock on the date the option is granted (110% if issued to any optionee who owns more than 10% of the voting power of all classes of our stock (a “10% Shareholder”)). The exercise price of any non-qualified stock options granted to executives subject to Section 162(m) limitations may not be less than the fair market value of our common stock on the date of grant.

(b) Value Limitation. The aggregate fair market value of all shares of common stock subject to an optionee’s incentive stock options which are exercisable for the first time during any calendar year shall not exceed $100,000, and to the extent any stock option purporting to be an incentive stock option grants an optionee the right to purchase shares with an aggregate fair market value vesting in any one calendar year in excess of $100,000, such stock option, as so determined, shall be deemed a non-qualified stock option for such excess amount. In the event the optionee holds two or more incentive stock options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such options were granted.

(c) Form of Consideration. The consideration to be paid for the shares of common stock issued upon exercise of an option shall be (i) cash; (ii) by delivery to us of shares of common stock previously held by the optionee; (iii) by having shares withheld from the amount of shares of common stock to be received by the optionee, subject to prior approval by the Committee; (iv) by delivery to us of irrevocable instructions to a broker to promptly deliver to us the amount of sale or loan proceeds required to pay the exercise price; (v) by any combination of the foregoing; or (vi) by complying with any other payment mechanism which the Committee may approve from time to time.

(d) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Committee. If no vesting schedule is specified, 25% of the shares covered by each option will become subject to exercise on each anniversary of the date of grant of the option. The Stock Plan permits the Committee to accelerate the vesting of options at any time. An option is exercised by giving written notice of exercise to us and by tendering full payment of the exercise price to us. No option may be exercised for less than 100 shares; provided, however, that if the vested portion of any option is less than 100 shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an option, and to the extent that an option covers a fraction of a share, it is unexercisable.

(e) Termination of Employment. Unless the stock option agreement provides otherwise, options granted under the Stock Plan which have vested may be exercised within ninety days of the termination of an optionee’s relationship with us (which period may be extended by the Committee until a date not later than the expiration of the option), unless such relationship ceases for cause (in which case the options shall immediately terminate) or death or disability (in which case the options shall be exercisable for a period of one year following the date of death or disability, which period may be extended by the Committee until a date not later than the expiration of the option). Vesting of options ceases as of the date of termination of an optionee’s relationship with us.

(f) Rights as a Shareholder. An optionee shall have no rights as a shareholder with respect to any shares of common stock issuable upon exercise of options until such holder becomes a record holder of such shares. Subject to the provisions of the Stock Plan, no rights shall accrue to an optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the common stock for which the record date is prior to the date such optionee becomes a record holder of the shares of common stock issuable upon exercise of such options.

(g) Assignability. Options outstanding under the Stock Plan may not be sold, pledged, assigned or transferred in any manner, except by will or the laws of descent and distribution or, solely with respect to non-qualified stock options and in the sole discretion of the Committee, to immediate family members.

(h) Termination of Options. Excluding incentive stock options issued to 10% Shareholders, options granted under the Stock Plan expire on the date set forth in the option agreement (not to exceed ten years from the date of grant in the case of incentive stock options). Incentive stock options granted to 10% Shareholders expire five years from the date of grant (or such shorter period set forth in the option agreement). No option may be exercised by any person after the expiration of its term.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) granted under the Stock Plan entitle the awardee to receive, subject to the provisions of the Stock Plan and the applicable agreement, a payment having an aggregate value equal to the product of (a) the excess of (i) the fair market value on the exercise date of one share of common stock over (ii) the base price per share specified in the applicable agreement, times (b) the number of shares specified by the SAR, or portion thereof, which is exercised. SARs are evidenced by agreements stating the number of shares of common stock subject to the SAR and the terms and conditions of such SAR. In no event will a SAR be exercisable more than ten years from the date it is granted. Awardees have none of the rights of a shareholder with respect to any shares of common stock represented by a SAR.

SARs may be granted either on a free-standing basis (without regard to or in addition to the grant of a stock option) or on a tandem basis (related to the grant of an underlying stock option). SARs granted in tandem with or in addition to an option may be granted either at the same time as the option or at a later time; provided, however, that a tandem SAR will not be granted with respect to any outstanding incentive stock option without the consent of the awardee. No incentive stock option may be surrendered in connection with the exercise of a tandem SAR unless the fair market value of the common stock subject to the incentive stock option is greater than the exercise price for such incentive stock option. SARs granted in tandem with options will be exercisable only to the same extent and subject to the same conditions as the options related thereto are exercisable. Additional conditions to the exercise of any such tandem SAR may be prescribed by the Committee.

Payment by us of the amount receivable upon any exercise of a SAR may be made by the delivery of common stock, cash, or any combination of common stock and cash, as determined in the sole discretion of the Committee from time to time. If upon settlement of the exercise of a SAR an awardee is to receive a portion of such payment in shares of common stock, the number of shares will be determined by dividing such portion by the fair market value of a share of common stock on the exercise date. No fractional shares will be used for such payment and the Committee will determine whether cash will be given in lieu of such fractional shares or whether such fractional shares will be eliminated. In the case of exercise of a tandem SAR, payment will be made in exchange for the surrender of the unexercised related option (or any portion or portions thereof which the awardee from time to time determines to surrender for this purpose).

Restricted and Unrestricted Stock Awards. Under the Stock Plan, we may grant, or sell at a purchase price determined by the Committee, shares of common stock subject to such restrictions and conditions determined by the Committee at the time of grant, which purchase price will be payable in cash or other form of consideration acceptable to the Committee. Upon execution of an agreement setting forth the restricted stock award and payment of any applicable purchase price, an awardee will have the rights of a shareholder with respect to the voting of the restricted stock, subject to such conditions contained in the applicable agreement. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the applicable agreement. If an awardee’s employment (or other service relationship) with us terminates under the conditions specified in the applicable agreement, or upon such other event or events as may be stated in the applicable agreement, we will have the right, as may be specified in the applicable agreement, to repurchase some or all of the shares of restricted stock at such purchase price as is set forth in such agreement.

Under the Stock Plan, we may also grant, or sell at a purchase price determined by the Committee, shares of common stock free of any vesting restrictions. The right to receive shares of unrestricted stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Restricted Stock Units. The Stock Plan also provides for the award of restricted stock units (“RSUs”). An RSU is a bookkeeping entry representing the equivalent of one share of common stock. Awards of RSUs are evidenced by an agreement between the awardee and us subject to such restrictions and conditions determined by the Committee at the time of grant. Settlement of vested RSUs may be made in the form of (i) cash, (ii) shares of common stock or (iii) or any combination of cash and common stock, as determined by the Committee. RSUs represent unfunded and unsecured obligations of BSQUARE, and a holder of RSUs has no rights other than those of a general creditor of BSQUARE, subject to the terms and conditions of the applicable RSU agreement.

Performance Objectives. Awards under the Stock Plan may be made subject to performance objectives as well as time-vesting conditions. Such performance objectives may be established and administered in accordance with the requirements of Code Section 162(m) for awards intended to qualify as “performance-based compensation” thereunder. To the extent that performance objectives under the Stock Plan are applied to awards intended to qualify as performance-based compensation under Code Section 162(m), such performance objectives shall be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or our performance relative to its internal business plan. Performance objectives may be in respect of our performance as a whole (whether on a consolidated or unconsolidated basis), a subsidiary, or a subdivision, operating unit, product or product line of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range.

Adjustment upon Changes in Capitalization. If a change in the number or kind of issued shares occurs as a result of a stock split, reverse stock split, reclassification or certain types of mergers, consolidations, combinations, exchanges of shares or similar restructurings of our capital, the Committee will proportionally adjust the number of shares of common stock issuable upon exercise of an award under the Stock Plan, the per share exercise price or both, as well as the number of shares of common stock reserved for issuance pursuant to the Stock Plan, so as to preserve the rights of the awardee substantially proportionate to the rights of such awardee prior to such event.

Change of Control. In the event of any dissolution or liquidation of us, any merger, sale of substantially all of our assets and/or reorganization in which we are not the surviving or resulting corporation, or the acquisition by a third party of at least 30% of our outstanding capital stock through a tender offer or other exchange offer (unless such acquisition is approved by the Board of Directors), and in connection with which no assumption of or substitution of new awards for outstanding awards is made, if so provided for in the agreement representing such award, the award may become exercisable in full; provided, however, that such awards must be exercised upon or immediately prior to the effective date of such dissolution, liquidation, merger, sale, reorganization or acquisition, as applicable. After any such transaction, the Board of Directors, in its reasonable discretion, may determine that any or all outstanding awards that are unvested at the time of, or are not exercised upon consummation of, such transaction will thereafter terminate.

Indemnification of Committee. In addition to all other rights of indemnification they may have by virtue of being a member of the Board or an executive officer of us, members of the Committee and any executive officer to whom administrative authority is delegated under the Stock Plan shall be indemnified by us for all reasonable expenses and liabilities of any type or nature, including attorneys’ fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, the Stock Plan or any award granted under the Stock Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by us), except to the extent that such expenses relate to matters for which it is adjudged that such Committee member or executive officer is liable for willful misconduct.

Amendment and Termination of the Stock Plan. The Board of Directors has authority to amend, modify or discontinue the Stock Plan or modify or amend awards granted under the Stock Plan, provided that no amendment with respect to an outstanding award which has the effect of reducing the benefits afforded to the awardee may be made over the objection of the awardee, except that the events triggering acceleration of vesting of an outstanding award may be modified, expanded or eliminated without the consent of the awardee. The Stock Plan shall terminate on February 21, 2022 unless previously terminated by the Board of Directors.

Plan Benefits

No awards have been granted, and no specific plans have been made for the grant of future awards, out of the pool of additional shares of common stock to be reserved for issuance under the Stock Plan pursuant to the proposed amendment. The amount and timing of awards granted under the Stock Plan are determined in the sole discretion of the Committee and therefore cannot be determined in advance. The future awards that would be received under the Stock Plan by executive officers and other employees are discretionary and are therefore not determinable at this time.

Federal Tax Information

Stock Options. Stock options granted under the Stock Plan may be either Incentive Stock Options, as defined in Section 422 of the Code, or Non-qualified Stock Options.

An optionee who is granted an Incentive Stock Option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. BSQUARE will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Stock options which do not qualify as Incentive Stock Options are referred to as Non-Qualified Options. An optionee will not recognize any taxable income at the time he or she is granted a Non-qualified Option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also our employee will be subject to tax withholding by us. We will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee. Upon disposition of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

SARs. Holders of SARs are not subject to federal income tax upon the grant of a SAR. Upon the exercise of SARs, the amount of any cash and the fair market value as of the date of exercise of any shares of the common stock received is taxable to the awardee as ordinary income, and we generally will be entitled to a corresponding deduction. Any taxable income recognized in connection with the exercise of a SAR held by an awardee who is also our employee will be subject to tax withholding by us. Upon the sale of common stock acquired by the exercise of SARs, an awardee will recognize capital gain or loss (assuming such stock was held as a capital asset) in an amount equal to the difference between the amount realized upon such sale and the fair market value of the stock on the SAR exercise date.

Restricted Stock. An awardee of restricted stock is generally not subject to federal income tax upon the grant of such stock. Instead, an awardee of restricted stock will recognize ordinary income in an amount equal to (a) the fair market value of the restricted stock at the time the shares become transferable or are otherwise no longer subject to a substantial risk of forfeiture (as defined in the Code), minus (b) the price, if any, paid to purchase such stock. Any taxable income recognized in connection with the vesting of restricted stock held by an awardee who is also our employee will be subject to tax withholding by us. We will generally be entitled to an equivalent tax deduction in the same tax year in which the awardee recognizes the ordinary income. As an alternative, an awardee may elect (not later than 30 days after acquiring the restricted stock) to recognize ordinary income at the time the restricted stock is transferred in an amount equal to the fair market value of the restricted stock at that time (ignoring any restrictions that will lapse) reduced by the amount paid, if any, for such shares. If an awardee makes this election, then the awardee will not recognize any additional taxable income at the time the restrictions lapse. Nevertheless, if shares in respect of which such election was made are later forfeited, the awardee will not be allowed a tax deduction for the forfeited shares, and we will be deemed to recognize ordinary income equal to the amount of the deduction previously allowed to us at the time of the election.

Unrestricted Stock. An awardee of unrestricted stock is generally subject to federal income tax upon the grant of such stock. The awardee will recognize ordinary income in an amount equal to the fair market value of the unrestricted stock at the time the shares are transferred to the awardee, minus the price, if any, paid to purchase such stock. Any taxable income recognized in connection with an award of unrestricted stock to an awardee who is also our employee will be subject to tax withholding by us. We will generally be entitled to an equivalent tax deduction in the same tax year in which the awardee recognizes the ordinary income.

RSUs. An awardee of unvested RSUs that are settled upon vesting will not recognize taxable income upon the grant of such RSUs. In the year in which the RSU vests and is settled for common stock or cash, the awardee will recognize ordinary income in an amount equal to the fair market value of such common stock or cash. Any taxable income recognized in connection with the vesting of an RSU held by an awardee who is also our employee will be subject to tax withholding by us. We will generally be entitled to an equivalent tax deduction in the same tax year in which the awardee recognizes the ordinary income. If, upon vesting, an RSU award is settled in installments or the recipient may defer settlement to a future fiscal year, then the RSU arrangement may be treated as deferred compensation subject to the requirements of Code Section 409A.

Code Section 409A. Any deferral of compensation may be subject to the requirements of Code Section 409A. Several forms of compensation allowed under the Stock Plan, including, but not limited to, any non-qualified stock options or SARs with an exercise price below the then fair market value per share and certain awards of RSUs, may constitute deferred compensation. If an award is treated as deferred compensation and does not otherwise qualify for an exception to Code Section 409A, then the deferred amount is generally subject to an initial election and thereafter may not be accelerated or subject to a further deferral (each subject to certain exceptions). In addition, deferred compensation subject to Code Section 409A can only be paid or settled upon certain events specified in a plan document, including a fixed date, death, disability, an unforeseeable emergency, termination of employment, or change of control. Code Section 409A may also require certain key employees to defer the receipt of separation pay for at least six months after their separation date. On an annual basis, any deferred compensation under an award that does not satisfy the requirements of Code Section 409A will, upon vesting, be currently taxable to the holder of the award and will be subject (in addition to normal income taxes) to a 20% excise tax plus interest.

Code Section 162(m). Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our Chief Executive Officer and to the other covered employees under Code Section 162(m). The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 per executive. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the shareholders (e.g., see Performance Objectives above). Because of the fact-based nature of the performance-based compensation exception under Code Section 162(m) and the limited availability of binding guidance thereunder, we cannot guarantee that the awards under the Stock Plan will qualify for exemption under Code Section 162(m). However, the Stock Plan is structured with the intention that the Committee will have the discretion to make awards under the Stock Plan that would qualify as “performance-based compensation” and be fully deductible if shareholder approval is obtained.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON AWARDEES AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE AWARDEE’S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE AWARDEE MAY RESIDE.

PROPOSAL NO. 4

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of Moss Adams LLP (“Moss Adams”) has acted as our auditor since May 2006 and has audited our financial statements for the years ended December 31, 2016 and 2015. Moss Adams is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on its audit. A representative of Moss Adams is expected to be present at the Annual Meeting, where he or she will have the opportunity to make a statement and to respond to appropriate questions.

The Audit Committee’s charter provides that it shall have the sole authority and responsibility to select, evaluate and, if necessary, replace our independent registered public accounting firm. The Audit Committee has selected Moss Adams as our independent registered public accounting firm for the year ending December 31, 2017.

The Audit Committee pre-approves all audit and non-audit services performed by our auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence. Unless the Audit Committee provides general pre-approval of a service to be provided by the auditor and the related fees, the service and fees must receive specific pre-approval from the Audit Committee.

INDEPENDENT AUDITORS

Audit Fees

Moss Adams billed us for audit fees of $255,261 and $237,734 for the years ended December 31, 2016 and 2015, respectively. These audit fees related to professional services rendered in connection with the audit of our annual consolidated financial statements, the reviews of the consolidated financial statements included in each of our quarterly reports on Form 10-Q and accounting services that relate to the audited consolidated financial statements and are necessary to comply with generally accepted auditing standards.

Audit-Related Fees

There were no fees billed for fiscal years 2016 or 2015 for assurance and related services by Moss Adams that were reasonably related to the performance of its audit of our financial statements and not reported under the caption “Audit Fees.”

Tax Fees

There were no fees billed for fiscal years 2016 or 2015 for tax compliance, tax advice or tax planning services rendered to us by Moss Adams.

All Other Fees

Moss Adams billed us $11,375 for information technology assessments in 2016.

Audit Committee Report

In connection with our financial statements for the fiscal year ended December 31, 2016, the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management;
•	Discussed with our independent registered public accounting firm, Moss Adams LLP, the matters required to be discussed by applicable auditing standards; and
•

Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon these reviews and discussions, the Audit Committee approved our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

Submitted by the Audit Committee:

Robert J. Chamberlain, Chair            Andrew S.G. Harries           William D. Savoy

Vote Required

The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

OTHER MATTERS

Shareholder Communications with the Board of Directors and Board Attendance at Annual Shareholder Meetings

Our shareholders may, at any time, communicate in writing with any member or group of members of the Board of Directors by sending such written communication to the attention of our Secretary by regular mail to our principal executive offices, email to investorrelations@bsquare.com or facsimile at 425-519-5998.

Copies of written communications received by our Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics.

The Chairperson of the Board of Directors is expected to make all reasonable efforts to attend our annual shareholder meeting in person. If the Chairperson is unable to attend an annual shareholder meeting for any reason, at least one other member of the Board of Directors is expected to attend in person. Other members of the Board of Directors are expected to attend our annual shareholder meeting in person if reasonably possible. Messrs. Chamberlain, Chase, Harries, Jurgensen and Savoy attended the 2016 Annual Meeting of Shareholders.

Transaction of Other Business

Our Board of Directors knows of no other matters to be submitted at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in respect thereof as the proxy holders deem advisable.

Annual Report to Shareholders and Form 10-K

Our Annual Report to Shareholders for the year ended December 31, 2016 (which is not a part of our proxy solicitation materials) is being mailed to our shareholders with this proxy statement. A copy of our Annual Report on Form 10-K for the year ended December 31, 2016, without exhibits, is included with the Annual Report to Shareholders.

By Order of the Board of Directors

Peter J. Biere

Chief Financial Officer, Secretary and Treasurer

Bellevue, Washington

April 28, 2017 MATTERS AS MAY, dated

Appendix A.

FOURTH AMENDED AND RESTATED STOCK PLAN

BSQUARE CORPORATION

FOURTH AMENDED AND RESTATED

STOCK PLAN

1.	DEFINITIONS.

Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural).

(a)	“Agreement” means a written agreement approved by the Committee evidencing Awards granted under the Plan.

(b)	“Approved Transaction” means

(i)

a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company to the public with aggregate proceeds paid to the Company of not less than $10,000,000 (after the deduction of underwriting commissions and offering expenses);

(ii)

the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company for securities of, or consideration issued, or caused to be issued by, the acquiring entity or any of its affiliates, provided, that after such event the shareholders of the Company immediately prior to the event own less than a majority of the outstanding voting equity securities of the surviving entity immediately following the event;

(iii)	any liquidation or dissolution of the Company; and

(iv)	any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

(c)	“Award” means any award granted under the Plan, including Options, Stock Awards, Restricted Stock Units and SARs.

(d)	“Awardee” means any person to whom an Award is granted under the Plan (as well as any permitted transferee of an Award).

(e)	“Board” means the Board of Directors of the Company.

(f)

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Code shall include any successor section.

(g)	“Committee” shall mean the Board, or the committee appointed by the Board pursuant to Section 3(b) of the Plan, if it is administering the Plan.

(h)	“Common Stock” means the Common Stock, no par value, of the Company.

(i)	“Company” means BSQUARE CORPORATION, a Washington corporation.

(j)

“Control Purchase” means any transaction (or series of related transactions) in which any person, corporation or other entity (including any “person” as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding the Company and any employee benefit plan sponsored by the Company):

(i)

purchases any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer unless by the terms of such offer the offeror, upon consummation thereof, would be the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act) of less than 30% of the shares of Common Stock then outstanding; or

(ii)	becomes the “beneficial owner,” directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the

Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities);

provided, however, that the foregoing shall not constitute a Control Purchase if the transactions or related transactions received the prior approval of a majority of all of the directors of the Company, excluding for such purpose the votes of directors who are directors or officers of, or have a material financial interest in any Person (other than the Company) who is a party to the event specified in either clauses (i) or (ii).

(k)	“Covered Employee” has the meaning given to it by Section 162(m)(3) of the Code.

(l)	“Date of Grant” means that date the Committee has deemed to be the effective date of the Award for purposes of the Plan.

(m)

“Disability” means any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months that renders the Awardee unable to engage in any substantial gainful activity.

(n)	“Effective Date” means at the time specified in the resolutions of the Board adopting the Plan.

(o)	“Employees” means individuals employed by the Company or a Related Corporation.

(p)

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Exchange Act shall include any successor section.

(q)	“Executive Officer” shall be defined in Section 3(d).

(r)

“Fair Market Value” means, if the Common Stock is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock is listed, or, if the Common Stock is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Committee. If the Common Stock is not publicly traded or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Committee on the basis of such considerations as the Committee deems important.

(s)	“Immediate Family Member” means a spouse, children or grandchildren of the Optionee.

(t)	“Incentive Stock Option” means an Option that is an incentive stock option within the meaning of Section 422 of the Code.

(u)	“Non-Employee Director” has the meaning given to it by Rule 16b-3 promulgated under the Exchange Act of 1934.

(v)	“Non-Insiders” has the meaning given to by Section 162(m)(3) of the Code.

(w)	“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(x)	“Option” means an option with respect to shares of Common Stock awarded pursuant to Section 6.

(y)	“Optionee” means any person to whom an Option is granted under the Plan (as well as any permitted transferee of an Option).

(z)	“Outside Director” has the meaning given to it by the regulations promulgated under Section 162(m) of the Code.

(aa)	“Plan” means the BSQUARE CORPORATION Fourth Amended and Restated Stock Plan.

(bb)	“Qualified Performance-Based Compensation” has the meaning given to it by the regulations promulgated under Section 162(m) of the Code.

(cc)

“Related Corporation” means any corporation (other than the Company) that is a “parent corporation” of the Company or “subsidiary corporation” of the Company, as defined in Sections 424(e) and 424(f), respectively, of the Code.

(dd)	“Restricted Stock Awards” means Awards granted pursuant to Section 8.

(ee)	“Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock, as awarded under the Plan.

(ff)	“SARs” means Awards granted pursuant to Section 7.

(gg)	“Section 16 Insiders” means individuals who are subject to Section 16(b) of the Exchange Act with respect to the Common Stock.

(hh)

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto. References to any specific section of the Securities Act shall include any successor section.

(ii)	“Stock Awards” means Restricted and Unrestricted Stock Awards granted pursuant to Sections 8 and 9, respectively.

(jj)

“Ten Percent Shareholder” means a person who owns more than ten percent of the total combined voting power of the Company or any related corporation as determined with reference to Section 424(d) of the Code.

(kk)	“Unrestricted Stock Awards” means Awards granted pursuant to Section 9.

2.	PURPOSES.

The purposes of the Plan are to retain the services of directors, valued key employees and consultants of the Company and such other persons as the Committee shall select in accordance with Section 4, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in hiring new employees and to provide an equity incentive to directors, consultants and other persons selected by the Committee.

3.	ADMINISTRATION.

(a)	Committee.

The Plan shall be administered by the Board unless the Board appoints a separate committee of the board to administer the Plan pursuant to Section 3(b) below. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting.

(b)	Appointment of Committee.

The Board may appoint a committee consisting of two or more of its members to administer the Plan. The Board shall consider whether a director is (i) an Outside Director and (ii) a Non-Employee Director when appointing any such Committee and shall appoint solely two or more individuals who qualify as Outside Directors if the Board intends for compensation attributable to Options to be Qualified Performance-Based Compensation. The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board.

(c)	Powers; Regulations.

Subject to the provisions of the Plan, and with a view to effecting its purpose, the Committee shall have sole authority, in its absolute discretion, to:

(i)	construe and interpret the Plan;

(ii)	define the terms used in the Plan;

(iii)	prescribe, amend and rescind rules and regulations relating to the Plan;

(iv)	correct any defect, supply any omission or reconcile any inconsistency in the Plan;

(v)	grant Awards under the Plan;

(vi)	determine the individuals to whom Awards shall be granted under the Plan and the type of Award;

(vii)	determine the time or times at which Awards shall be granted under the Plan;

(viii)	determine the number of shares of Common Stock subject to each Award, the exercise price of each Award, the duration of each Award and the times at which each Award shall become exercisable;

(ix)	determine all other terms and conditions of Awards; and

(x)	make all other determinations necessary or advisable for the administration of the Plan.

All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

(d)	Delegation to Executive Officer.

The Committee may by resolution delegate to one or more executive officers (the “Executive Officer”) of the Company the authority to grant Awards under the Plan to consultants and employees of the Company who, at the time of grant, are not Section 16 Insiders nor Covered Employees; provided, however, that the authority delegated to the Executive Officer under this Section 3 shall not exceed that of the Committee under the provisions of the Plan and shall be subject to such limitations, in addition to those specified in this Section 3, as may be specified by the Committee at the time of delegation.

4.	ELIGIBILITY.

Incentive Stock Options may be granted to any individual who, at the time such Options are granted, is an Employee, including Employees who are also directors of the Company. Other Awards may be granted to Employees and to such other persons as the Committee shall select. Awards may be granted in substitution for outstanding options or equity-based awards of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. At such point as the Company first becomes subject to the periodic reporting requirements of Section 12 of the Exchange Act, no person shall be eligible to receive in any fiscal year Awards for more than 500,000 shares of Common Stock (subject to adjustment as set forth herein).

5.	STOCK.

The Company is authorized to grant up to a total of 3,672,809 shares of the Company’s authorized but unissued, or reacquired, Common Stock pursuant to Awards under the Plan. The number of shares with respect to which Awards may be granted hereunder is subject to adjustment as set forth herein. In the event that any outstanding Award expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised or forfeited portion of such Award may again be subject to an Award granted to the same Awardee or to a different person eligible under Section 4; provided, however, that any expired or terminated Awards will be counted against the maximum number of shares with respect to which Awards may be granted to any particular person as set forth in Section 4.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option granted under the Plan shall be evidenced by an Agreement. Agreements may contain such provisions, not inconsistent with the Plan, as the Committee or Executive Officer, in its discretion, may deem advisable. All Options also shall comply with the following requirements:

(a)	Number of Shares and Type of Option.

Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Committee or Executive Officer in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate Fair Market Value (determined at the Date of Grant) of the Common Stock with respect to which the Incentive Stock Options granted to the Optionee and any incentive stock options granted to the Optionee under any other stock option plan of the Company, any Related Corporation or any predecessor corporation are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000, or such other limit as may be prescribed by the Code. If

(i)

an Optionee holds one or more Incentive Stock Options under the Plan (and/or any incentive stock options under any other stock option plan of the Company, any Related Corporation or any predecessor corporation), and

(ii)

the aggregate Fair Market Value of the shares of Common Stock with respect to which, during any calendar year, such Options become exercisable for the first time exceeds $100,000 (said value to be determined as provided above), then such Option or Options are intended to qualify under Section 422 of the Code with respect to the maximum number of such shares as can, in light of the foregoing limitation, be so qualified, with the shares so qualified to be the shares subject to the Option or Options earliest granted to the Optionee. If an Option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed $100,000, then the portion of the Option in respect of such shares shall be deemed to be a Non-Qualified Stock Option.

(b)	Date of Grant.

Each Agreement shall state the Date of Grant.

(c)	Option Price.

Each Agreement shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Committee or Executive Officer at whatever price the Committee or Executive Officer may determine in the exercise of its sole discretion; provided, however, that the per share exercise price for an Incentive Stock Option shall not be less than the Fair Market Value at the Date of Grant; provided further, that with respect to Incentive Stock Options granted to Ten Percent Shareholders of the Company, the per share exercise price shall not be less than 110 percent (110%) of the Fair Market Value at the Date of Grant; and, provided further, that Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

(d)	Duration of Options.

On the Date of Grant, the Committee or Executive Officer shall designate, subject to Section 6(g), the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant in the case of Incentive Stock Options; provided, however, that the expiration date of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Committee in connection with the grant of an Option, and except in the case of Incentive Stock Options granted to Ten Percent Shareholders, all Options granted under this Section 6 shall expire ten (10) years from the Date of Grant.

(e)	Vesting Schedule and Exercisability of Options

No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Committee or Executive Officer at the time of grant of the Option; provided, however, that if no vesting schedule is specified at the time of grant, the Option shall be vested according to the following schedule:

Number of Years of Continuous Employment With the Company Following Grant Date	Portion of Total Option Which Will Become Vested
1	25%
2	50%
3	75%
4	100%

The Committee or Executive Officer may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company’s performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit, product or product line of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Option which is exercisable (in whole or in part) upon the achievement of one or more performance objectives may be exercised only upon completion of the following process: (a) the Optionee must deliver written notice to the Company that the performance objective has been achieved and demonstrating, if necessary, how the objective has been satisfied, (b) within 45 days after receipt of such notice, the Committee will make a good faith determination whether such performance objective has been achieved and deliver written notice to the Optionee detailing the results of such determination; if the Company fails to respond with such 45-day period, then the performance objective shall be presumed to have been achieved and (c) upon receipt of written notice from the Company that the performance objective has been achieved (or upon expiration of such 45-day period without a determination by the Company), the Optionee may exercise the Option; upon receipt of written notice from the Company that the performance objective has not been achieved, the Optionee shall have 15 days to appeal the Company’s determination and the Company shall have 15 days after the receipt of such appeal to consider the issues presented by the Optionee and make a determination on the appeal, which determination shall be conclusive and binding on the Optionee.

(f)	Acceleration of Vesting.

Except to the extent that such acceleration would render unavailable “pooling of interests” accounting treatment for any reorganization, merger or consolidation of the Company, the vesting of one or more outstanding Options may be accelerated by the Board at such times and in such amounts as it shall determine in its sole discretion.

(g)	Term of Option.

Any vested Option granted to an Optionee shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

(i)	as designated by (x) the Board in accordance with Section 6(n) hereof or (y) the Committee or the Executive Officer in accordance with Section 6(d) hereof;

(ii)	the date of the Optionee’s termination of employment or contractual relationship with the Company or any Related Corporation for cause (as determined in the sole discretion of the Committee);

(iii)

the expiration of ninety (90) days from the date of the Optionee’s termination of employment or contractual relationship with the Company or any Related Corporation for any reason whatsoever other than cause, death or Disability unless the exercise period is extended by the Committee a date not later than the expiration date of the Option;

(iv)

the expiration of one year from (A) the date of death of the Optionee or (B) cessation of the Optionee’s employment or contractual relationship by reason of Disability unless the exercise period is extended by the Committee until a date not later than the expiration date of the Option; or

(v)	any other event specified by the Committee at the time of grant of the Option.

If an Optionee’s employment or contractual relationship is terminated by death, any Option granted to the Optionee shall be exercisable only by the person or persons to whom such Optionee’s rights under such Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or county of the Optionee’s domicile at the time of death. The Committee shall determine whether an Optionee has incurred a Disability on the basis of medical evidence reasonably acceptable to the Committee. Upon making a determination of Disability, the Committee shall, for purposes of the Plan, determine the date of an Optionee’s termination of employment or contractual relationship.

Unless accelerated in accordance with Section 6(f), any unvested Option granted to an Optionee shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability. For purposes of the Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporation. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee’s re-employment rights are guaranteed by statute or by contract.

(h)	Exercise of Options.

If less than all of the shares included in an Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration date with respect to, or the termination of, the Option. No portion of any Option may be exercised for less than one hundred (100) shares (as adjusted pursuant to Section 6(m)); provided, however, that if the Option is less than one hundred (100) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued upon exercise of an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

An Option or any portion thereof may be exercised by giving written notice to the Company upon such terms and conditions as the Agreement evidencing the Option may provide and in accordance with such other procedures for the exercise of an Option as the Committee may establish from time to time. Such notice shall be accompanied by payment in the amount of the aggregate exercise price for such shares, which payment shall be in the form specified in Section 6(i). The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the holder of any Option until provision has been made by the holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. Options granted to an Optionee are, during the Optionee’s lifetime, exercisable only by the Optionee or a transferee who takes title to the Option in the manner permitted by Section 6(k).

(i)	Payment upon Exercise of Option.

Upon the exercise of an Option, the Optionee shall pay to the Company the aggregate exercise price therefor in cash, by certified or cashier’s check. In addition, such Optionee may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

(1) by delivering to the Company whole shares of Common Stock then owned by such Optionee, or, subject to the prior approval of the Committee, by the Company withholding whole shares of Common Stock otherwise issuable to the Optionee upon exercise of the Option, which shares of Common Stock received or withheld shall be valued for such purpose at their Fair Market Value on the date of exercise.

(2) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price;

(3) by any combination of the foregoing methods of payment; or

(4) by complying with any other payment mechanism, including through the execution of a promissory note, as may be permitted for the issuance of equity securities under applicable securities and other laws and approved by the Committee at the time of exercise.

(j)	Rights as a Shareholder.

An Optionee shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon exercise of the Option until such holder becomes a record holder of such shares. Subject to the provisions of Sections 6(m), no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date such Optionee becomes a record holder of the shares of Common Stock issuable upon exercise of such Option.

(k)	Transfer of Option.

Options granted under the Plan and the rights and privileges conferred by the Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or pursuant to a domestic relations order (as defined in the Code or Title I of the Employment Retirement Income Security Act of 1974 or the rules or regulations thereunder), and shall not be subject to execution, attachment or similar process; provided, however, that solely with respect to Non-Qualified Stock Options, the Committee may, in its discretion, authorize all or a portion of the Options to be granted to an Optionee to be on terms which permit transfer by such Optionee to:

(i)	Immediate Family Members,

(ii)	a trust or trusts for the exclusive benefit of such Immediate Family Members, or

(iii)	a partnership in which such Immediate Family Members are the only partners, provided that:

(x)	there may be no consideration for any such transfer,

(y)	the Agreement evidencing such Options must be approved by Committee, and must expressly provide for transferability in a manner consistent with this Section, and
(z)

subsequent transfers of transferred Options shall be prohibited other than by will, by applicable laws of descent and distribution or pursuant to a domestic relations order (as defined in the Code or Title I of the Employment Retirement Income Security Act of 1974 or the rules or regulations thereunder).

Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 6(l)(2), the term “Optionee” shall be deemed to refer to the initial transferor. The events of termination of employment of Section 6(g) shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 6(g). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by the Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by the Plan, such Option shall thereupon terminate and become null and void.

(l)	Securities Regulation and Tax Withholding.

(1) No shares of Common Stock shall be issued upon exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under the Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under the Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

As long as the Common Stock is not registered under the Exchange Act, the Company intends that all offers and sales of Options and shares of Common Stock issuable upon exercise of Options shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in a manner so as to preserve such exemption. The Company also intends that the Plan shall constitute a written compensatory benefit plan, within the meaning of Rule 701(b) promulgated under the Securities Act, and that each Option granted pursuant to the Plan at a time when the Common Stock is not registered under the Exchange Act shall, unless otherwise specified by the Committee at the time the Option is granted or at any time thereafter, be granted in reliance on the exemption from the registration requirements of Section 5 of the Securities Act provided by Rule 701.

As a condition to the exercise of an Option, the Committee may require the Optionee to represent and warrant in writing at the time of such exercise that the shares of Common Stock issuable upon exercise of the Option are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Committee, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Committee also may require such other documentation as it shall, in its discretion, deem necessary from time to time to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF ANY OPTION OR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF ANY OPTION.

(2) The Optionee shall pay to the Company by certified or cashier’s check, promptly upon exercise of the Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Committee, in accordance with the applicable rules and  regulations, determines to result from the exercise of the Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of the Option or otherwise related to the Option or shares of Common Stock acquired upon exercise of the Option, which determination by the Committee of the amount due shall be binding upon the Optionee. Upon approval of the Committee, such Optionee may satisfy such obligation by complying with one or more of the following alternatives selected by the Committee:

(A) by delivering to the Company whole shares of Common Stock then owned by such Optionee, or by the Company withholding whole shares of Common Stock otherwise issuable to the Optionee upon exercise of the Option, which shares of Common Stock received or withheld shall have a Fair Market Value on the date of exercise (as determined by the Committee in good faith) equal to the tax obligation to be paid by such Optionee upon such exercise;

(B) by executing appropriate loan documents approved by the Committee by which such Optionee borrows funds from the Company to pay the withholding taxes due under this Section 6(l)(2), with such repayment terms as the Committee shall select;

(C) by any combination of the foregoing methods of payment; or

(D) by complying with any other payment mechanism as may be permitted for the issuance of equity securities under applicable securities and other laws and approved by the Committee from time to time.

(3) The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of an Option may be delayed, at the discretion of the Committee, until the Committee is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

(m)	Stock Split, Reorganization or Liquidation.

(1) Upon the occurrence of any of the following events, the Committee shall, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock issuable upon exercise of such Option, the per share exercise price or both so as to preserve the rights of the Optionee substantially proportionate to the rights of such Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock issuable upon exercise of outstanding Options, the number of shares available under Section 5 (including the amount of the annual increase in the number of shares reserved for issuance described in Section 5) shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Committee, the Company, the Company’s shareholders, or any Optionee:

(i)

the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any “corporate transaction” described in the regulations promulgated thereunder;

(ii)

the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise); or

(iii)	any other event with substantially the same effect shall occur.

(2) If the Company shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, or is involved in any recapitalization, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar event (including a merger or consolidation other than one that constitutes an Approved Transaction), the Committee may, in the exercise of its sole discretion and with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock issuable upon exercise of such Option, the per share exercise price or both so as to preserve the rights of the Optionee substantially proportionate to the rights of such Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock issuable upon exercise of outstanding Options, the number of shares available under Section 5 of the Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Committee, the Company, the Company’s shareholders, or any Optionee.

(3) The foregoing adjustments shall be made by the Committee or by the applicable terms of any assumption or substitution document.

(4) With respect to the foregoing adjustments, the number of shares subject to an Option shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Optionee in connection with any adjustment made pursuant to this Section 6(m).

(5) The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

(n)	Approved Transactions; Control Purchase.

In the event of any Approved Transaction or Control Purchase, if so provided for in the Agreement representing such Option, an Option may become exercisable in full in respect of the aggregate number of shares thereunder effective upon the Control Purchase or immediately prior to consummation of the Approved Transaction. In the case of an Approved Transaction, the Company shall provide notice of the pendency of the Approved Transaction at least fifteen (15) days prior to the expected date of consummation thereof to each Optionee entitled to acceleration. Each such Optionee shall thereupon be entitled to exercise the vested portion of the Option at any time prior to consummation of the Approved Transaction or immediately following the Control Purchase. Any such exercise shall be contingent on such consummation.

Following consummation of the Approved Transaction or Control Purchase, and until such Option is terminated pursuant to Section 6(g) hereof, any vested portion of Options that are not exercised shall remain exercisable, and any unvested portions of any Options shall remain in effect and continue to vest in accordance with the vesting schedule specified at the time of grant, and upon such vesting shall become exercisable. Notwithstanding the foregoing, in its reasonable discretion, the Board may determine that any or all outstanding Options that are unvested at the time of, or are not exercised upon consummation of, the Approved Transaction or Control Purchase shall thereafter terminate, provided that, in making such determination, the Board shall consider the best interests of the Optionees, the Company and its shareholders, and will make such determination only if the action to be taken, in the opinion of the Board, is appropriate in light of the circumstances under which such determination is made.

Moreover, except to the extent that such determination would render unavailable “pooling of interests” accounting treatment for any reorganization, merger or consolidation of the Company, the Board may take, or make effective provision for the taking of, such action as in the opinion of the Board is equitable and appropriate in order to substitute new stock options for any or all outstanding Options that do not become exercisable on an accelerated basis, or to assume such Options (which assumption may be effected by any means determined by the Board, in its discretion, including, but not limited to, by a cash payment to each Optionee, in cancellation of the Options held by him or her, of such amount as the Board determines, in its sole discretion, represents the then value of the Options) and in order to make such new stock options or assumed Options, as nearly as practicable, equivalent to the old Options, taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

7.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a)	Award of Stock Appreciation Rights.

Stock appreciation rights (“SARs”) may be granted to eligible participants, either on a free-standing basis (without regard to or in addition to the grant of an Option) or on a tandem basis (related to the grant of an underlying Option). SARs granted in tandem with or in addition to an Option may be granted either at the same time as the Option or at a later time; provided, however, that a tandem SAR shall not be granted with respect to any outstanding Incentive Stock Option without the consent of the Awardee. SARs shall be evidenced by Agreements stating the number of shares of Common Stock subject to the SAR evidenced thereby and the terms and conditions of such SAR. In no event shall a SAR be exercisable more than ten years from the date it is granted. The Awardee shall have none of the rights of a shareholder of the Company with respect to any shares of Common Stock represented by a SAR.

(b)	Restrictions of Tandem SARs.

No Incentive Stock Option may be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Common Stock subject to the Incentive Stock Option is greater than the exercise price for such Incentive Stock Option. SARs granted in tandem with Options shall be exercisable only to the same extent and subject to the same conditions as the Options related thereto are exercisable. Additional conditions to the exercise of any such tandem SAR may be prescribed.

(c)	Amount of Payment Upon Exercise of SARs.

A SAR shall entitle the Awardee to receive, subject to the provisions of the Plan and the applicable Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the applicable Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related Option (or any portion or portions thereof which the Awardee from time to time determines to surrender for this purpose).

(d)	Form of Payment Upon Exercise of SARs.

Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee from time to time. If upon settlement of the exercise of a SAR an Awardee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

8.	RESTRICTED STOCK AWARDS.

(a)	Nature of Restricted Stock Awards.

A Restricted Stock Award is an Award pursuant to which the Company may, in its sole discretion, grant or sell, at such purchase price as determined by the Committee, in its sole discretion, shares of Common Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), which purchase price shall be payable in cash or other form of consideration acceptable to the Committee. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Awardees.

(b)	Rights as a Shareholder.

Upon execution of an Agreement setting forth the Restricted Stock Award and payment of any applicable purchase price, an Awardee shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the applicable Agreement. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below, and the Awardee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c)	Restrictions.

Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the applicable Agreement. If an Awardee’s employment (or other service relationship) with the Company terminates under the conditions specified in the applicable Agreement, or upon such other event or events as may be stated in the applicable Agreement, the Company or its assigns shall have the right or shall agree, as may be specified in the applicable Agreement, to repurchase some or all of the shares of Common Stock subject to the Award at such purchase price as is set forth in such instrument.

(d)	Vesting of Restricted Stock.

The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the applicable Agreement.

(e)	Waiver, Deferral and Reinvestment of Dividends.

The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

9.	UNRESTRICTED STOCK AWARDS.

(a)	Grant or Sale of Unrestricted Stock.

The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any Awardee, pursuant to which such Awardee may receive shares of Common Stock free of any vesting restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

(b)	Elections to Receive Unrestricted Stock In Lieu of Compensation.

Upon the request of an Awardee and with the consent of the Committee, each such Awardee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such Awardee in the form of shares of Unrestricted Stock either currently or on a deferred basis.

(c)	Restrictions on Transfers.

The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS.

(a)	Restricted Stock Unit Agreement.

Each grant of Restricted Stock Units under the Plan shall be evidenced by an Agreement between the recipient and the Company. Such Restricted Stock Units shall be subject to the terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Agreements evidencing Restricted Stock Units under the Plan need not be identical.

(b)	Number of Shares.

Each Agreement evidencing a Restricted Stock Unit shall specify the number of shares of Common Stock to which the Restricted Stock Unit pertains and shall provide for the adjustment of such number in accordance with Section 12.

(c)	Payment for Awards.

To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Awardee.

(d)	Vesting of Restricted Stock Units.

The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the Restricted Stock Unit shall become vested, subject to such further rights of the Company or its assigns as may be specified in the applicable Agreement.

(e)	Voting and Dividend Rights.

The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of shares of Common Stock, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.

(f)	Form and Time of Settlement of Restricted Stock Units.

Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) shares of Common Stock or (c) any combination of both, as determined by the Committee. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Common Stock over a series of trading days. Vested Restricted Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 12.

(g)	Creditors’ Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Agreement.

11.	SECURITIES REGULATION AND TAX WITHHOLDING.

(a) No shares of Common Stock shall be issued upon exercise of an Award unless the exercise of such Award and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under the Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under the Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

As long as the Common Stock is not registered under the Exchange Act, the Company intends that all offers and sales of Awards and shares of Common Stock issuable upon exercise of Awards shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in a manner so as to preserve such exemption. The Company also intends that the Plan shall constitute a written compensatory benefit plan, within the meaning of Rule 701(b) promulgated under the Securities Act, and that each Award granted pursuant to the Plan at a time when the Common Stock is not registered under the Exchange Act shall, unless otherwise specified by the Committee at the time the Award is granted or at any time thereafter, be granted in reliance on the exemption from the registration requirements of Section 5 of the Securities Act provided by Rule 701.

As a condition to the exercise of an Award, the Committee may require the Awardee to represent and warrant in writing at the time of such exercise that the shares of Common Stock issuable upon exercise of the Award are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Committee, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Committee also may require such other documentation as it shall, in its discretion, deem necessary from time to time to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF ANY AWARD OR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF ANY AWARD.

(b) The Awardee shall pay to the Company by certified or cashier’s check, promptly upon exercise of the Award or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Committee, in accordance with the applicable rules and regulations, determines to result from the exercise of the Award or from a transfer or other disposition of shares of Common Stock acquired upon exercise of the Award or otherwise related to the Award or shares of Common Stock acquired upon exercise of the Award, which determination by the Committee of the amount due shall be binding upon the Awardee. Upon approval of the Committee, such Awardee may satisfy such obligation by complying with one or more of the following alternatives selected by the Committee:

(i) by delivering to the Company whole shares of Common Stock then owned by such Awardee, or by the Company withholding whole shares of Common Stock otherwise issuable to the Awardee upon exercise of the Award, which shares of Common Stock received or withheld shall have a Fair Market Value on the date of exercise (as determined by the Committee in good faith) equal to the tax obligation to be paid by such Awardee upon such exercise;

(ii) by executing appropriate loan documents approved by the Committee by which such Awardee borrows funds from the Company to pay the withholding taxes due under this Section 11, with such repayment terms as the Committee shall select;

(iii) by any combination of the foregoing methods of payment; or

(iv) by complying with any other payment mechanism as may be permitted for the issuance of equity securities under applicable securities and other laws and approved by the Committee from time to time.

(c) The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of an Award may be delayed, at the discretion of the Committee, until the Committee is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

12.	STOCK SPLIT, REORGANIZATION OR LIQUIDATION.

(a) Upon the occurrence of any of the following events, the Committee shall, with respect to each outstanding Award, proportionately adjust the number of shares of Common Stock issuable upon exercise of such Award, the per share exercise price or both so as to preserve the rights of the Awardee substantially proportionate to the rights of such Awardee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock issuable upon exercise of outstanding Awards, the number of shares available under Section 5 (including the amount of the annual increase in the number of shares reserved for issuance described in Section 5) shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Committee, the Company, the Company’s shareholders, or any Awardee:

(i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any “corporate transaction” described in the regulations promulgated thereunder;

(ii) the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise); or

(iii) any other event with substantially the same effect shall occur.

(b) If the Company shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, or is involved in any recapitalization, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar event (including a merger or consolidation other than one that constitutes an Approved Transaction), the Committee may, in the exercise of its sole discretion and with respect to each outstanding Award, proportionately adjust the number of shares of Common Stock issuable upon exercise of such Award, the per share exercise price or both so as to preserve the rights of the Awardee substantially proportionate to the rights of such Awardee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock issuable upon exercise of outstanding Awards, the number of shares available under Section 5 of the Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Committee, the Company, the Company’s shareholders, or any Awardee.

(c) The foregoing adjustments shall be made by the Committee or by the applicable terms of any assumption or substitution document.

(d) With respect to the foregoing adjustments, the number of shares subject to an Award shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Awardee in connection with any adjustment made pursuant to this Section 12.

(e) The grant of an Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

13.	APPROVED TRANSACTIONS; CONTROL PURCHASE.

In the event of any Approved Transaction or Control Purchase, if so provided for in the Agreement representing such Award, an Award may become exercisable in full in respect of the aggregate number of shares thereunder effective upon the Control Purchase or immediately prior to consummation of the Approved Transaction. In the case of an Approved Transaction, the Company shall provide notice of the pendency of the Approved Transaction at least fifteen (15) days prior to the expected date of consummation thereof to each Awardee entitled to acceleration. Each such Awardee shall thereupon be entitled to exercise the vested portion of the Award at any time prior to consummation of the Approved Transaction or immediately following the Control Purchase. Any such exercise shall be contingent on such consummation.

Following consummation of the Approved Transaction or Control Purchase, and until such Award is terminated, any vested portion of Awards that are not exercised shall remain exercisable, and any unvested portions of any Awards shall remain in effect and continue to vest in accordance with the vesting schedule specified at the time of grant, and upon such vesting shall become exercisable. Notwithstanding the foregoing, in its reasonable discretion, the Board may determine that any or all outstanding Awards that are unvested at the time of, or are not exercised upon consummation of, the Approved Transaction or Control Purchase shall thereafter terminate, provided that, in making such determination, the Board shall consider the best interests of the Awardees, the Company and its shareholders, and will make such determination only if the action to be taken, in the opinion of the Board, is appropriate in light of the circumstances under which such determination is made.

Moreover, except to the extent that such determination would render unavailable “pooling of interests” accounting treatment for any reorganization, merger or consolidation of the Company, the Board may take, or make effective provision for the taking of, such action as in the opinion of the Board is equitable and appropriate in order to substitute new awards for any or all outstanding Awards that do not become exercisable on an accelerated basis, or to assume such Awards (which assumption may be effected by any means determined by the Board, in its discretion, including, but not limited to, by a cash payment to each Awardee, in cancellation of the Awards held by him or her, of such amount as the Board determines, in its sole discretion, represents the then value of the Awards) and in order to make such new stock options or assumed Awards, as nearly as practicable, equivalent to the old Awards, taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

14.	EFFECTIVE DATE; TERM.

The Plan shall be effective at the time specified in the resolutions of the Board adopting the Plan (the “Effective Date”). Awards may be granted by the Committee or Executive Officer from time to time thereafter until the tenth anniversary of the Effective Date. Termination of the Plan shall not terminate any Award granted prior to such termination. Issuance of Non-Qualified Stock Options under the Plan shall be subject to the requirement of RCW 21.20.310(10) that the Administrator of Securities of the Department of Financial Institutions of the State of Washington be provided with notification of the adoption of the Plan. No Non-Qualified Stock Option shall be granted hereunder until this notification requirement has been satisfied. Issuance of Incentive Stock Options under the Plan within twelve (12) months after the Effective Date shall be subject to the approval of the Plan by the shareholders of the Company at a duly held meeting of shareholders at which a majority of all outstanding voting stock of the Company is represented in person or by proxy. The approval required shall be a majority of the votes cast on the proposal to approve the Plan. Such approval may also be provided pursuant to a written consent in lieu of such meeting. No Incentive Stock Option granted hereunder shall be exercisable until this approval requirement has been satisfied. If this requirement is not satisfied within twelve (12) months after the Effective Date, then, notwithstanding any contrary provision in the Plan (a) no Incentive Stock Options may thereafter be granted under the Plan, and (b) each Incentive Stock Option granted under the Plan prior thereto shall automatically be deemed to be a Non-Qualified Stock Option (except to the extent the Agreement evidencing the Option expressly provides otherwise).

15.	NO OBLIGATIONS TO EXERCISE AWARD.

The grant of an Award shall impose no obligation upon the Awardee to exercise such Award.

16.	NO RIGHT TO AWARDS OR TO EMPLOYMENT.

Whether or not any Awards are to be granted under the Plan shall be exclusively within the discretion of the Committee, and nothing contained in the Plan shall be construed as giving any person any right to participate under the Plan. The grant of an Award to any Awardee shall in no way constitute any form of agreement or understanding binding on the Company or any Related Corporation, express or implied, that the Company or such Related Corporation will employ or contract with such Awardee for any length of time, nor shall it interfere in any way with the Company’s or, where applicable, a Related Corporation’s right to terminate such Awardee’s employment at any time, which right is hereby reserved.

17.	APPLICATION OF FUNDS.

The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Awards shall be used for general corporate purposes, unless otherwise directed by the Board.

18.	INDEMNIFICATION OF COMMITTEE.

In addition to all other rights of indemnification they may have by virtue of being a member of the Board or an executive officer of the Company, members of the Committee and the Executive Officer shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys’ fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, the Plan or any Award granted under the Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Committee member or Executive Officer is liable for willful misconduct; provided, however, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Committee member or Executive Officer involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

19.	SHAREHOLDERS AGREEMENT.

Unless the Agreement evidencing an Award expressly provides otherwise, each Awardee may be required, as a condition to the issuance of any shares of Common Stock that such Awardee acquires upon the exercise of the Award, to execute and deliver to the Company a shareholders agreement in such form as may be required by the Company at the time of such exercise, or a counterpart thereof, together with, unless the Awardee is unmarried, a spousal consent in the form required thereby, unless the Awardee has previously executed and delivered such documents and they are in effect at the time of exercise and apply by their terms to the shares to be issued.

20.	SEPARABILITY.

With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out in full herein; provided, however, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Non-Qualified Stock Option for all purposes of the Plan.

21.	NON-EXCLUSIVITY OF THE PLAN.

Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than pursuant to the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

22.	EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION.

By acceptance of an Award, unless otherwise provided in the Agreement evidencing the Award, the Awardee with respect to such Award shall be deemed to have agreed that the Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment or other benefit under any pension, retirement or other employee benefit plan, program or policy of the Company or any of its affiliates.

23.	AMENDMENT OF PLAN.

The Board may, at any time, modify, amend or terminate the Plan or modify or amend any Award granted pursuant to the Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided, however, that no amendment with respect to an outstanding Award which has the effect of reducing the benefits afforded to the Awardee shall be made over the objection of such Awardee; further provided, that the events triggering acceleration of vesting of an outstanding Award may be modified, expanded or eliminated without the consent of the Awardee. The Board may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Committee may consider necessary for the Company to comply with or to avail the Company, the Awardees or both of the benefits of any securities, tax, market listing or other administrative or regulatory requirement which the Board determines to be desirable. Without limiting the generality of the foregoing, the Board may modify grants to persons who are eligible to receive Awards under the Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

Approved by Board of Directors of the Company: February 21, 2012

Approved by Shareholders of the Company: June 13, 2012

Amended by Shareholders of the Company: June 16, 2015

Plan Expires: February 21, 2022

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X BSQUARE Corporation 02LCDB 1 U PX PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Non-Voting Items A Proposals — The Company’s Board of Directors recommends a vote FOR the nominees for director listed below, a vote FOR proposal 2, a vote FOR proposal 3, and a vote FOR proposal 4. For Against Abstain 2. TO APPROVE ON AN ADVISORY BASIS THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS. Change of Address — Please print new address below. Comments — Please print your comments below. 01 - Robert J. Chamberlain 1. ELECTION OF DIRECTORS Nominees: For Withhold IMPORTANT ANNUAL MEETING INFORMATION 3. TO APPROVE AN AMENDMENT TO THE COMPANY’S FOURTH AMENDED AND RESTATED STOCK PLAN. For Against Abstain 02 - Andrew S. G. Harries For Withhold 4. TO RATIFY THE APPOINTMENT OF MOSS ADAMS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017. For Against Abstain 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 3 2 4 9 9 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C1234567890

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BSQUARE CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 13, 2017 The undersigned holder of common stock of BSQUARE  orporation, a Washington corporation (the “Company”), hereby acknowledges receipt of the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Jerry D. Chase and Peter J. Biere, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 13, 2017 at 10:00 a.m. local time at the Company’s offices at 110 110th Avenue NE, Suite 300, Bellevue, Washington 98004 and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THE ACCOMPANYING PROXY STATEMENT; (2) FOR THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE ACCOMPANYING PROXY STATEMENT; (3) FOR THE AMENDMENT TO THE COMPANY’S FOURTH AMENDED AND RESTATED STOCK PLAN; (4) FOR RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017; AND (5) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. (Continued and to be marked, dated and signed, on the other side) PROXY FOR HOLDERS OF COMMON STOCK OF BSQUARE CORPORATION Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on June 13, 2017: The proxy statement and annual report to shareholders are available at www.bsquare.com/proxy.